Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283277

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED APRIL 8, 2026

Preliminary Prospectus Supplement

(To Prospectus dated November 15, 2024)

€

General Mills, Inc.

€   % Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

€   % Series B Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

We are offering €  aggregate principal amount of our    % Series A fixed-to-fixed reset rate junior subordinated notes due July    , 2056 (the “Series A notes”) and €  aggregate principal amount of our    % Series B fixed-to-fixed reset rate junior subordinated notes due July    , 2056 (the “Series B notes” and, together with the Series A notes, the “notes”).

The Series A notes will bear interest from and including the date of original issuance to but excluding July    , 2031 (the “Series A First Reset Date”) at an annual rate of     %. The interest rate on the Series A notes will reset on the Series A First Reset Date and on each fifth anniversary thereof (each, a “Series A Reset Date”). The Series B notes will bear interest from and including the date of original issuance to but excluding July    , 2034 (the “Series B First Reset Date” and, together with the Series A First Reset Date, a “First Reset Date”). The interest rate on the Series B notes will reset on the Series B First Reset Date and on each fifth anniversary thereof (each, a “Series B Reset Date” and, together with the Series A Reset Dates, the “Reset Dates”). The period from and including a Reset Date to but excluding the next Reset Date is referred to herein as a “Reset Period.” During each Reset Period, the notes of each series will bear interest at an annual rate equal to (i) the Five-Year Swap Rate (as defined herein) as of the most recent Reset Determination Date (as defined herein) for such series, plus (ii) the Initial Margin for such series (which is   basis points (     percentage points) in the case of the Series A notes and     basis points (     percentage points) in the case of the Series B notes), plus (iii) any applicable Step-Up Margin (which is 25 basis points (0.25 percentage points) from and including the First Step Up Date to but excluding the Second Step Up Date and 100 basis points (1.0 percentage point) from and including the Second Step Up Date). The First Step Up Date is July    , 2036 (in the case of the Series A notes) and July    , 2039 (in the case of the Series B notes) (five years after the applicable First Reset Date) and the Second Step Up Date is July     , 2051 (in the case of the Series A notes) and July     , 2054 (in the case of the Series B notes) (twenty years after the applicable First Reset Date). Additional interest may be payable in certain circumstances, as further described in this prospectus supplement.

Interest on the notes is payable annually in arrears on July     of each year, beginning on July    , 2026, subject to our right to defer interest payments on either or both series of the notes on one or more occasions for up to 10 consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments with respect to a given series of the notes will accumulate additional interest at a rate equal to the interest rate then applicable to that series of the notes, to the extent permitted by law.

We may redeem the notes at any time and from time to time at the times and prices described in this prospectus supplement.

The notes will be general unsecured obligations of General Mills, Inc. and will (i) rank junior in right of payment to all of our existing and future senior indebtedness (as defined herein), which may include senior subordinated indebtedness, (ii) rank equally with any future unsecured subordinated indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment, and (iii) rank senior to any future unsecured subordinated indebtedness that we may incur from time to time if the terms of such indebtedness provide that it is subordinated to the notes in right of payment. The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Series A note		Total	Per Series B note		Total
Public offering price(1)		%	€		%	€
Underwriting discount		%	€		%	€
Proceeds (before expenses) to General Mills		%	€		%	€

(1)	Plus accrued interest from , 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Currently, there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

The underwriters expect to deliver the notes in book-entry form only through the facilities of Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. on or about    , 2026 against payment in immediately available funds.

Joint Book-Running Managers

Barclays	Deutsche Bank	Citigroup	J.P. Morgan
Structuring Advisor	Structuring Advisor

The date of this prospectus supplement is    , 2026.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. Where information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein (such as information about the ranking of the notes and events of defaults with respect to the notes), then this prospectus supplement or the information incorporated by reference in this prospectus supplement applies and supersedes the information in the accompanying prospectus.

The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” in this prospectus supplement and “Where You May Find More Information About General Mills” in the accompanying prospectus.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale of the notes is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

All references in this prospectus supplement and the accompanying prospectus to “General Mills,” “we,” “us” or “our” mean General Mills, Inc. and its consolidated subsidiaries except where we indicate otherwise or it is clear from the context that the term means only the issuer, General Mills, Inc.

References in this prospectus supplement and the accompanying prospectus to “$” and “dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

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Trademarks and service marks that are owned or licensed by us or our subsidiaries are set forth in capital letters in this prospectus supplement.

IN CONNECTION WITH THE ISSUE OF THE NOTES, DEUTSCHE BANK AG, LONDON BRANCH (THE “STABILIZATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILIZATION MANAGER) MAY OVER ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER ALLOTMENT MUST BE CONDUCTED BY THE STABILIZATION MANAGER IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

ANY OF THESE ACTIVITIES MAY HAVE THE EFFECT OF PREVENTING OR RETARDING A DECLINE IN THE MARKET PRICE OF THE NOTES. THEY MAY ALSO CAUSE THE PRICE OF THE NOTES TO BE HIGHER THAN THE PRICE THAT OTHERWISE WOULD EXIST IN THE OPEN MARKET IN THE ABSENCE OF THESE TRANSACTIONS. THE UNDERWRITERS MAY CONDUCT THESE TRANSACTIONS IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. IF THE UNDERWRITERS COMMENCE ANY OF THESE TRANSACTIONS, THEY MAY DISCONTINUE THEM AT ANY TIME.

The distribution of this prospectus supplement and accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA (“EEA”)

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM (“U.K.”)

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes: (a) the expression retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal Act 2018 (“EUWA”), nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for

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offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the U.K. PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ELIGIBLE COUNTER PARTIES (“ECPS”) ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

U.K. MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA (“U.K. MiFIR”) and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “U.K. distributor”) should take into consideration the manufacturers’ target market assessment; however, an U.K. distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at https://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and, where applicable, modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended, in accordance with the Securities Exchange Act of 1934, as amended, and applicable SEC rules):

•

our Annual Report on  Form 10-K (including information specifically incorporated by reference into the Annual Report on Form 10-K  from our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 11, 2025) for the fiscal year ended May 25, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 24, 2025, November 23, 2025 and February 22, 2026;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2025, October 1, 2025, October 3, 2025, and January 27, 2026; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities offered by this prospectus supplement.

You may request a copy of any of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents) at no cost by writing to or telephoning us at the following address and phone number:

General Mills, Inc.

Number One General Mills Boulevard

Minneapolis, Minnesota 55426

Attention: Corporate Secretary

(763) 764-7600

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SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and may not contain all of the information you should consider before purchasing the notes.

Our Business

We are a leading global manufacturer and marketer of branded consumer foods with more than 100 brands in 100 countries across six continents. In addition to our consolidated operations, we have 50 percent interests in two strategic joint ventures that manufacture and market food products sold in approximately 130 countries worldwide. Our fiscal year ends on the last Sunday in May. All references to our fiscal years are to our fiscal years ending on the last Sunday in May of each such period.

Our principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; our telephone number is (763) 764-7600. Our website is https://www.generalmills.com. The information contained on, or accessible through, our website is not deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You May Find More Information About General Mills” in the accompanying prospectus for details about information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Segments

Our businesses are divided into four operating segments:

•	North America Retail;

•	International;

•	North America Pet; and

•	North America Foodservice.

North America Retail

Our North America Retail segment accounted for 61 percent of our total fiscal 2025 net sales. Our North America Retail operating segment reflects business with a wide variety of grocery stores, mass merchandisers, membership stores, natural food chains, drug, dollar and discount chains, convenience stores, and e-commerce grocery providers. Our product categories in this business segment include ready-to-eat cereals, soup, meal kits, refrigerated and frozen dough products, dessert and baking mixes, frozen pizza and pizza snacks, snack bars, fruit snacks, savory snacks, and a wide variety of organic products including ready-to-eat cereal, frozen and shelf-stable vegetables, meal kits, fruit snacks, and snack bars.

International

Our International segment accounted for 14 percent of our total fiscal 2025 net sales. Our International operating segment consists of retail and foodservice businesses outside of the United States and Canada. Our product categories include super-premium ice cream and frozen desserts, meal kits, salty snacks, snack bars, dessert and baking mixes, shelf-stable vegetables, and pet food products. We also sell super-premium ice cream and frozen desserts directly to consumers through owned retail shops. Our International segment also includes products manufactured in the United States for export, mainly to Caribbean and Latin American markets, as well as products we manufacture for sale to our international joint ventures. Revenues from export activities are reported in the region or country where the end customer is located.

North America Pet

Our North America Pet segment accounted for 13 percent of our total fiscal 2025 net sales. Our North America Pet operating segment includes pet food products sold primarily in the United States and Canada in national pet superstore chains, e-commerce retailers, grocery stores, regional pet store chains, mass merchandisers, and veterinary clinics and hospitals. Our product categories include dog and cat food (dry foods, wet foods, fresh foods, and treats) made with whole meats, fruits, vegetables, and other high-quality natural ingredients. Our tailored pet product offerings address specific dietary, lifestyle, and life-stage needs and span different product types, diet types, breed sizes for dogs, life-stages, flavors, product functions, and textures and cuts for wet and fresh foods.

North America Foodservice

Our North America Foodservice segment accounted for 12 percent of our total fiscal 2025 net sales. Our North America Foodservice segment consists of foodservice businesses in the United States and Canada. Our major product categories in our North America Foodservice operating segment are ready-to-eat cereals, snacks, frozen meals, unbaked and fully baked frozen dough products, baking mixes, and bakery flour. Many products we sell are branded to the consumer and nearly all are branded to our customers. We sell to distributors and operators in many customer channels including foodservice, vending, and supermarket bakeries.

Joint Ventures

In addition to our consolidated operations, we participate in two joint ventures.

We have a 50 percent equity interest in Cereal Partners Worldwide, which manufactures and markets ready-to-eat cereal products in approximately 130 countries outside the United States and Canada. Cereal Partners Worldwide also markets cereal bars in European countries and manufactures private label cereals for customers in the United Kingdom. We also have a 50 percent equity interest in Häagen-Dazs Japan, Inc., which manufactures and markets HÄAGEN-DAZS ice cream products and frozen novelties.

Selected Financial Information

The following table sets forth selected consolidated historical financial data for each of the fiscal years ended May 2023 through 2025 and for the nine-month periods ended February 23, 2025 and February 22, 2026. Our fiscal years end on the last Sunday in May. The selected consolidated historical financial data as of May 2024 and May 2025 and for each of the fiscal years ended May 2023, 2024 and 2025 have been derived from, and should be read together with, our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report on Form 10-K for our fiscal year ended May 25, 2025 that we have filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected consolidated historical financial data as of February 2026 and for the nine-month periods ended February 23, 2025 and February 22, 2026 are unaudited and have been derived from, and should be read together with, our unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our quarterly report on Form 10-Q for our fiscal quarter ended February 22, 2026 that we have filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. In the opinion of our management, the unaudited historical financial data were prepared on the same basis as the audited historical financial data and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of this information. Results of operations for the nine-month period ended February 22, 2026 are not necessarily indicative of results of operations that may be expected for the full fiscal year.

	Fiscal Year Ended			Nine-Month Period Ended
In millions, except percentages	May 25, 2025	May 26, 2024	May 28, 2023	Feb. 22, 2026	Feb. 23, 2025
Financial Results
Net sales	$19,486.6	$19,857.2	$20,094.2	$13,815.0	$14,930.4
Cost of sales	12,753.6	12,925.1	13,548.4	9,222.8	9,671.4
Selling, general and administrative expenses	3,445.8	3,259.0	3,500.4	2,500.4	2,551.5
Divestitures gain, net	(95.9)	–	(444.6)	(1,049.4)	(95.9)
Restructuring, transformation, impairment and other exit costs	78.3	241.4	56.2	162.8	2.6

Operating profit	3,304.8	3,431.7	3,433.8	2,978.4	2,800.8
Benefit plan non-service income	(54.4)	(75.8)	(88.8)	(46.1)	(41.6)
Interest, net	524.2	479.2	382.1	387.1	384.5

Earnings before income taxes and after-tax earnings from joint ventures	2,835.0	3,028.3	3,140.5	2,637.4	2,457.9
Income taxes	573.7	594.5	612.2	654.7	504.6
After-tax earnings (loss) from joint ventures	57.6	84.8	81.3	(58.9)	63.6

Net earnings, including earnings attributable to noncontrolling interests	2,318.9	2,518.6	2,609.6	1,923.8	2,016.9
Net earnings attributable to noncontrolling interests	23.7	22.0	15.7	3.5	15.7

Net earnings attributable to General Mills	$2,295.2	$2,496.6	$2,593.9	$1,920.3	$2,001.2

Net earnings as a percentage of net sales	11.8%	12.6%	12.9%	13.9%	13.4%
Financial Position At Period End
Total assets	$33,071.1	$31,469.9		$32,403.1
Long-term debt, excluding current portion	12,673.2	11,304.2		10,992.1
Total equity	9,211.2	9,648.5		9,357.0

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a more detailed description of the terms and conditions of the notes.

Issuer	General Mills, Inc.

Securities Offered	€ aggregate principal amount of % Series A fixed-to-fixed reset rate junior subordinated notes due 2056 (“Series A notes”).

€   aggregate principal amount of  % Series B fixed-to-fixed reset rate junior subordinated notes due 2056 (“Series B notes”).

Maturity	The notes will mature on July , 2056.

Interest on the Notes	The Series A notes will bear interest from and including the date of original issuance to but excluding July , 2031 (the “Series A First Reset Date”) at an annual rate of %. The interest rate on the Series A notes will reset on the Series A First Reset Date and on each fifth anniversary thereof (each, a “Series A Reset Date”).

The Series B notes will bear interest from and including the date of original issuance to but excluding July     , 2034 (the “Series B First Reset Date” and, together with the Series A First Reset Date, a “First Reset Date”). The interest rate on the Series B notes will reset on the Series B First Reset Date and on each fifth anniversary thereof (each, a “Series B Reset Date” and, together with the Series A Reset Dates, the “Reset Dates”).

The period from and including a Reset Date to but excluding the next Reset Date is referred to herein as a “Reset Period.” During each Reset Period, the notes of each series will bear interest at an annual rate equal to (i) the Five-Year Swap Rate (as defined herein) as of the most recent Reset Determination Date (as defined herein) for such series, plus (ii) the Initial Margin for such series (which is   basis points (   percentage points) in the case of the Series A notes and   basis points (   percentage points) in the case of the Series B notes), plus (iii) any applicable Step-Up Margin (which is 25 basis points (0.25 percentage points) from and including the First Step Up Date to but excluding the Second Step Up Date and 100 basis points (1.0 percentage point) from and including the Second Step Up Date). The First Step Up Date is July      , 2036 (in the case of the Series A notes) and July      , 2039 (in the case of the Series B notes) (five years after the applicable First Reset Date) and the Second Step Up Date is July      , 2051 (in the case of the Series A notes) and July      , 2054 (in the case of the Series B notes) (twenty years after the applicable First Reset Date).

Additional interest may be payable in certain circumstances, as further described in this prospectus supplement. See “Option to Defer Interest Payments,” “Payment of Additional Amounts,” and “Change of Control.”

Interest Payment Dates	Interest on the notes is payable annually in arrears on July of each year, beginning on July , 2026, subject to our right to defer interest payments as further described herein.

Option to Defer Interest Payments	So long as no event of default (as defined under “Description of the Notes — Events of Default”) with respect to the notes has occurred and is continuing, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on either or both series of notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on such notes, an “optional interest deferral period”), but not beyond the maturity date or redemption date, if earlier of such series of notes. In other words, we may declare at our discretion up to a 10-year interest payment moratorium on either or both series of notes and may choose to do that on more than one occasion.

Any deferred interest on the notes will accrue additional interest at a rate equal to the interest rate then applicable to the notes to the extent permitted by applicable law.

See “Description of the Notes — Option to Defer Interest Payments.”

Limitations During Optional Interest

Deferral Period	The terms of each series of the notes will require that, with certain exceptions, we will not do any of the following during an optional interest deferral period for such series of the notes:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

(ii) make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem any of our debt securities (including debt securities of other series issued under the indenture) that rank equally with, or junior to, such series of notes in right of payment; or

(iii) make any payments with respect to any guarantee by us of any indebtedness if such guarantee ranks equally with or junior to such series of notes in right of payment.

See “Description of the Notes— Certain Limitations During an Optional Interest Deferral Period.”

Subordination; Ranking	The notes will be general unsecured obligations of General Mills, Inc. and will (i) rank junior in right of payment to all of our existing and future senior indebtedness (as defined herein), which may include senior subordinated indebtedness, (ii) rank equally with any future unsecured subordinated indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment, and (iii) rank senior to any future unsecured subordinated indebtedness that we may incur from time to time if the terms of such indebtedness provide that it is subordinated to the notes in right of payment.

The notes will be structurally subordinated to, and effectively rank junior to, all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to all liabilities of our subsidiaries.

See “Description of the Notes — Ranking.”

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. Neither the Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Optional Redemption	We have the right to redeem either series of the notes at our option at the times and prices as described in this prospectus supplement, such as in the case of a Par Call, Make-Whole Call, Tax Deductibility Event, Rating Agency Event, Tax Withholding Event, Change of Control Triggering Event or Substantial Repurchase Event.

See “Description of the Notes — Optional Redemption.”

Additional Amounts	We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes — Payment of Additional Amounts.”

Change of Control	If a change of control triggering event occurs, we may elect to redeem, in whole but not in part, the relevant series of notes at any time at 101% of the principal amount of the relevant series of notes, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding arrears of interest in respect of the relevant series of notes. If we do not elect to redeem in such manner, the per annum rate of interest payable on such notes will subsequently be increased by 500 basis points (5.0 percentage points), as described more fully under “Description of the Notes — Change of Control.”

Further Issues

We may, without the consent of the holders of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered herein (except for the public offering price and issue date and, in some cases, the first interest payment date). Any additional notes, together with the notes in this offering with the same terms, will constitute a single series of notes under the indenture. No additional notes of a series may be issued if an event of default has occurred and is continuing with respect to that series of notes.

Sinking Fund	None.

Use of Proceeds	We currently intend to use the net proceeds of this offering to repay certain of our outstanding senior indebtedness and for general corporate purposes. See “Use of Proceeds.”

Denominations and Form	We will issue the notes in the form of one or more fully registered global securities, without coupons, in minimum denominations of €100,000 in principal amount and multiples of €1,000 in excess thereof. The global notes will be deposited with a common depositary on behalf of Euroclear and Clearstream and registered in the name of the common depositary or its nominee. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture.

Listing	We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Risk Factors	An investment in the notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes.

Trustee, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Paying Agent	U.S. Bank Europe DAC, UK Branch.

Legal Entity Identifier	2TGYMUGI08PO8X8L6150

Governing Law	The State of New York.

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase the notes, you should consider the risks discussed below or elsewhere in this prospectus supplement, including those set forth under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement, and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or elsewhere in this prospectus supplement or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, prospects, financial condition or results of operations. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

The notes are subordinated to all of our senior indebtedness and are effectively subordinated to any secured obligations we may have outstanding and to the obligations of our subsidiaries.

Our obligations under the notes are subordinate and junior in right of payment to all of our senior indebtedness (as defined in “Description of the Notes — Ranking”). This means that we cannot make any payments on the notes if we default on a payment of any of our senior indebtedness or if any other default occurs concerning any senior indebtedness, which permits the holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time or both; provided, that, in each case, such default has continued beyond the point of grace, if any, provided for such default, and such shall not have been cured or waived or shall not have ceased to exist. It also means that, in the event of any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or other proceedings, funds which we would otherwise use to pay the holders of the notes will first be used to pay our senior indebtedness in full. There is no limit on the amount of indebtedness, including senior indebtedness, we may incur.

In addition, since the notes are obligations exclusively of General Mills, Inc. and are not guaranteed by our subsidiaries, the notes are also effectively subordinated to all liabilities of our subsidiaries to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to us, whether by paying dividends or otherwise. Our subsidiaries are not prohibited from incurring additional debt or other liabilities, or from issuing equity interests that have priority over our interests in the subsidiaries. If our subsidiaries were to incur additional debt or liabilities or to issue equity interests that have priority over our interests in the subsidiaries, our ability to pay our obligations on the notes could be adversely affected. In addition, the notes are effectively subordinated to any secured obligations we may have to the extent of the assets that serve as security for those obligations.

We have a substantial amount of indebtedness, which could limit our financing and other options and adversely affect our ability to make payments on the notes.

We have a substantial amount of indebtedness, all of which is senior in right of payment to the notes. As of February 22, 2026, we had $14.0 billion of total debt, including $4.7 million of debt of our consolidated subsidiaries but excluding noncontrolling interests in our subsidiaries held by third parties. As of February 22, 2026, interests in our subsidiaries held by third parties, shown as noncontrolling interests on our consolidated balance sheets, totaled $13.7 million, all of which is effectively senior in right of payment to the notes. The agreements under which we have issued indebtedness do not prevent us from incurring additional unsecured indebtedness in the future.

Our level of indebtedness could have important consequences to holders of the notes. For example, it may limit:

•

our ability to obtain financing for working capital, capital expenditures or general corporate purposes, particularly if the ratings assigned to our debt securities by rating organizations were revised downward; and

•	our flexibility to adjust to changing business and market conditions and make us more vulnerable to a downturn in general economic conditions as compared to our competitors.

There are various financial covenants and other restrictions in our debt instruments. If we fail to comply with any of these requirements, the related indebtedness (and other unrelated indebtedness) could become due and payable prior to its stated maturity, and we may not be able to repay the indebtedness that becomes due. A default under our debt instruments may also significantly affect our ability to obtain additional or alternative financing.

Our ability to make scheduled payments or to refinance our obligations with respect to indebtedness will depend on our operating and financial performance, which in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

We may incur additional indebtedness.

The indenture governing the notes does not prohibit us from incurring substantial additional indebtedness in the future, including indebtedness that is senior to the notes. In addition, the indenture does not contain any financial covenants or, except for the limited restrictions applicable during any optional interest deferral period, any restrictive covenants limiting our ability to pay dividends or make any payments on indebtedness that is junior to the notes.

The indenture provides for only limited events of default and associated remedies.

The terms of the notes and the indenture governing the notes may not be sufficient to protect your investment in the notes. For example, you do not have any rights to require us to repurchase the notes prior to their maturity and acceleration of the principal and interest on the notes may only occur upon the election of the trustee or at least 25% of the holders upon certain events of default. An event of default may be waived or a declaration of acceleration rescinded by holders of a majority in principal amount of the applicable series of notes.

The only events of default applicable to the notes are those described under “Description of the Notes—Events of Default.” These events of default are more limited than the events of default applicable to our senior indebtedness. Among other things, there are no events of default and no right to accelerate the notes related to the failure to comply with covenants other than the payment or principal and interest when due nor any “cross-default” provisions tied to our other compliance with the terms of other indebtedness, including other indebtedness outstanding under the indenture.

We may elect to defer interest payments on the notes at our option for one or more periods of up to 10 consecutive years. This may affect the market price of the notes.

So long as no event of default with respect to the notes has occurred and is continuing, we may elect, at our option, to defer payment of all or part of the current and accrued interest otherwise due on either or both series of the notes for up to 10 consecutive years, as described under “Description of the Notes — Option to Defer Interest Payments” in this prospectus supplement. There is no limit on the number of optional interest deferral periods we may elect. At the end of an optional interest deferral period, if all amounts due are paid, we could start a new optional interest deferral period of up to 10 consecutive years.

If we elect to defer interest payments on a given series of the notes, we will be limited in our ability to make payments on our debt securities that rank equally with, or junior to, the applicable series of the notes in right of payment. Accordingly, if we elect to defer interest payments on one series of the notes while the other series of the notes remains outstanding, we would be limited in our ability to make payments on, and would likely elect to also defer interest payments on, the other series of the notes.

Although certain limitations will apply to us during an optional interest deferral period, these limitations may not be adequate to discourage us from exercising our right to defer interest or to protect the interests of holders during an optional interest deferral period.

During an optional interest deferral period for a series of notes, we will be prohibited from paying current interest on such notes until we have paid all accrued and unpaid interest. This could have the effect of extending the optional interest deferral period, since we will not be permitted to pay any current interest on the notes unless and until we are first willing and able to pay all accrued and unpaid interest, including deferred interest.

If we exercise this interest deferral right, any trading market for the notes may be adversely affected, and the price (if any) at which you are able to trade the notes may not fully reflect the value of accrued but unpaid interest on the notes or be otherwise less than the price at which the notes may have been traded if we had not exercised such right. In addition, regardless of whether we exercise the interest deferral right, the market price of the notes may be more volatile because of this right than other securities that do not have this right.

If we defer interest payments on either series of the notes, holders may have to pay taxes on interest before they receive payments from us.

If we defer interest payments on either series of the notes, the applicable series of notes would be treated, solely for purposes of the original issue discount (“OID”) rules, as having been reissued with OID at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, if you are a “U.S. Holder” (as defined under “Material United States Federal Income and Estate Tax Considerations” in this prospectus supplement) of the applicable series of notes, you generally would be required to include such OID in income as it accrues, using a constant yield method, regardless of your method of accounting for United States federal income tax purposes, and in advance of the receipt of any cash to which such OID is attributable.

If you sell the notes of a given series before the record date for the payment of interest at the end of an optional interest deferral period, you will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the applicable optional interest deferral. Moreover, amounts that you were required to include in income in respect of the notes of a given series during the applicable optional interest deferral period will be added to your adjusted tax basis in the applicable notes, but may not be reflected in the amount that you realize on the sale. See “Material United States Federal Income and Estate Tax Considerations.”

The interest rate on the notes will be reset, and may be reduced.

The interest rate on each series of notes will be reset on each Reset Date to an amount equal to the Five-Year Swap Rate as of the most recent applicable Reset Determination Date plus the then-applicable margin. See “Description of the Notes — Interest.” The rate after any Reset Date may be less than the Initial Rate or the interest rate for any other period. Adjustments to the interest rate will not be based upon changes in our creditworthiness.

The use of a benchmark for interest rate adjustments presents certain risks. The methodology, calculation, or definition of the Five-Year Swap Rate may change over time due to market, regulatory, or other developments. The Five-Year Swap Rate may be subject to volatility or manipulation, and changes in the rate may not reflect changes in underlying market conditions. As a result, the interest rate applicable to the notes may fluctuate unexpectedly. The Five-Year Swap Rate may become unavailable and an alternative may be used, as described below under “Description of the Notes — Interest — Benchmark Event.” If a replacement or fallback rate is used, it may behave differently from the original swap rate and may not provide the same economic equivalent, potentially resulting in lower interest payments or a decline in the market value of the notes.

Historical interest rates are not an indication of future interest rates.

In the past, interest rates, including the Five-Year Swap Rate, have experienced significant fluctuations. The historical levels, fluctuations and trends of interest rates are not necessarily indicative of future levels. Any historical upward or downward trend in interest rates is not an indication that swap rates are more or less likely to increase or decrease at any time on or after the applicable First Reset Date. The methodology, calculation, or definition of the Five-Year Swap Rate may change over time due to market, regulatory, or other developments. Any such changes may affect how the interest rate is calculated and could adversely impact the amount of interest paid on the debt securities.

Redemption may adversely affect your return on the notes.

We may redeem either or both series of the notes at any time and from time to time. The applicable redemption price will depend on the circumstances of the redemption, as further described under “Description of the Notes — Optional Redemption.”

Any redemption would be solely at our own option. We would expect to redeem notes only if it is in our best interest as determined in our sole discretion. The notes are not subject to any mandatory redemption, are not redeemable at the option of holders, and do not contain any provisions requiring us to make an offer to repurchase the notes in any circumstances.

If we exercise any of our redemption rights, we may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes. In addition, holders who have purchased notes in the secondary market at a price greater than their principal amount may suffer a loss if the notes are redeemed at a lower price. As a result of this risk, during times when we may elect to redeem the notes or when we are perceived to be able to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed.

An active trading market may not develop for the notes.

The notes are new issues of securities with no established trading market. Although we intend to apply for listing of the notes for trading on the New York Stock Exchange, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice.

If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;

•	our ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Our credit ratings may not reflect all risks of an investment in the notes, and changes to our credit rating may adversely affect your return on the notes.

The notes may be rated by one or more credit rating agencies. Any credit rating assigned to the notes reflects the views of the rating agency and is not a recommendation to purchase, sell, or hold the notes. Such credit ratings may not reflect the potential impact of all risks related to the market values of the notes.

Credit ratings may be changed, lowered, placed on review, or withdrawn entirely at any time by the rating agency in its sole discretion. Real or anticipated changes to our credit ratings may adversely affect the market value of the notes and your ability to sell them. We have no obligation to maintain any rating on the notes or to ensure that the notes are rated by any particular rating agency.

The rating agencies that currently or may in the future publish a rating for us may, from time to time, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered, that could have a negative impact on the trading price of the notes. In addition, we may redeem either or both series of the notes at our option if a rating agency makes certain changes in the equity credit methodology for securities such as the notes, as further described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

An investment in the notes by a holder whose home currency is not euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. Holder (as defined below), see “Material United States Federal Income and Estate Tax Considerations — U.S. Holders — Foreign Currency Considerations” for the material United States federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euro.

The notes permit us to make payments in dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The notes are issued under the same indenture and with the same trustee as our outstanding senior notes.

The notes are being issued pursuant to the same base indenture as our outstanding senior notes, and the initial trustee for the notes also acts as the trustee for our outstanding senior notes. As a result, the trustee’s responsibilities to both classes of noteholders are governed by a single legal document. This could limit the trustee’s ability to take actions for the benefit of holders of the notes or could result in holders of the notes being adversely affected by decisions made under the indenture. If a default or other event requiring trustee action occurs, the trustee may be subject to conflicts of interest when acting for both senior and subordinated noteholders. Because senior noteholders have priority in payment and enforcement under the indenture, the trustee may be required to act in ways that favor senior noteholders over holders of the notes, particularly in bankruptcy, liquidation, or other enforcement scenarios.

In addition, under the Trust Indenture Act of 1939, the trustee for the notes may be required to resign if it has a conflict of interest prohibited by the Trust Indenture Act. If the trustee were to resign, a successor trustee will be appointed in accordance with the provisions of the indenture and applicable law. The resignation of the trustee and appointment of a successor may result in delays or disruptions in the administration of the notes, including in the enforcement of rights or remedies in the event of default. There can be no assurance that a successor trustee will be appointed promptly or that such successor will have the same experience or capabilities as the original trustee. Any such delay or change in trustee could adversely affect the interests of holders of the notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We may have made forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “plan,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those currently anticipated or projected. We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that could affect our financial performance and could cause our actual results in future periods to differ materially from any current opinions or statements.

Our future results could be affected by a variety of factors, such as:

•	imposed and threatened tariffs by the United States and its trading partners;

•	disruptions or inefficiencies in the supply chain;

•

competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions and promotional activities of our competitors;

•	economic conditions, including changes in inflation rates, interest rates, tax rates, tariffs or the availability of capital;

•	product development and innovation;

•	consumer acceptance of new products and product improvements;

•	consumer reaction to pricing actions and changes in promotion levels;

•	acquisitions or dispositions of businesses or assets;

•	changes in capital structure;

•	changes in the legal and regulatory environment, including tax legislation, labeling and advertising regulations and litigation;

•	impairments in the carrying value of goodwill, other intangible assets or other long-lived assets or changes in the useful lives of other intangible assets;

•	changes in accounting standards and the impact of critical accounting estimates;

•	product quality and safety issues, including recalls and product liability;

•	changes in consumer demand for our products;

•	effectiveness of advertising, marketing and promotional programs;

•	changes in consumer behavior, trends and preferences, including weight loss trends;

•	consumer perception of health-related issues, including obesity;

•	consolidation in the retail environment;

•	changes in purchasing and inventory levels of significant customers;

•	fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, energy and transportation;

•	effectiveness of restructuring, transformation and cost saving initiatives;

•	volatility in the market value of derivatives used to manage price risk for certain commodities;

•	benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities;

•	failure or breach of our information technology systems;

•	foreign economic conditions, including currency rate fluctuations and tariffs;

•	political unrest in foreign markets and economic uncertainty due to terrorism or war; and

•	other factors discussed in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We undertake no obligation to publicly revise any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

The net proceeds of this offering, after deducting the underwriting discounts and estimated offering expenses, are estimated to be approximately €     . We currently intend to use the net proceeds of this offering to repay outstanding senior indebtedness (which may include the €250 million aggregate principal amount outstanding of our floating rate senior notes due April 22, 2026, the $750 million aggregate principal amount outstanding of our 3.200% senior notes due February 10, 2027, and a portion of our outstanding commercial paper) and for other general corporate purposes.

As of February 22, 2026, our commercial paper had a weighted average annual interest rate of approximately 3.7% and a weighted average remaining maturity of approximately 9 days. As of February 22, 2026, the rate on our floating rate senior notes due April 22, 2026 was 2.527%.

Until the net proceeds have been used, they may be held in cash or cash equivalents, temporarily invested, or used to temporarily reduce short-term borrowings. We will retain significant discretion in the use of the net proceeds.

This prospectus supplement does not constitute a notice of redemption with respect to our outstanding floating rate senior notes due April 22, 2026 or 3.200% notes due February 2027 nor an obligation to issue a notice of redemption for such notes or any other outstanding series of notes. Any such notice, if given, will only be given in accordance with the provisions of such notes.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of our debt securities under the heading “Description of Debt Securities” in the accompanying prospectus. You should read both the following description and the one in the accompanying prospectus. The following summary does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture identified below. The term “debt securities,” as used in this prospectus supplement, refers to all debt securities, including the notes, issued and issuable from time to time under the indenture. In this section, references to “General Mills,” “we,” “us” or “our” refer to only General Mills, Inc., the issuer of the notes, and not any of its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. Other terms used in this summary are defined in the accompanying prospectus, the notes or the indenture; these terms have the meanings given to them in those documents.

General

We are offering €    aggregate principal amount of our    % Series A fixed-to-fixed reset rate junior subordinated notes due July    , 2056 (the “Series A notes”) and €    aggregate principal amount of our    % Series B fixed-to-fixed reset rate junior subordinated notes due July    , 2056 (the “Series B notes” and, together with the Series A notes, the “notes”).

Each series of notes will be issued as a separate series of notes under the indenture described in the accompanying prospectus. The indenture is an agreement, dated February 1, 1996, as amended, between us and U.S. Bank Trust Company, National Association, which acts as trustee. This is the same indenture and same trustee as certain of our outstanding senior notes. The notes and the indenture are governed by, and will be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

We will issue the notes in book-entry form only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The indenture does not limit the amount of debt securities we may issue. We may, without the consent of the holders of notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as either series of the notes (except for the public offering price and issue date and, in some cases, the first interest payment date). Any such additional notes, together with the applicable series of the notes in this offering, will constitute a single series of notes under the indenture; provided that, if the additional notes are not fungible with such series of the notes in this offering for United States federal income tax purposes, the additional notes will have different ISIN and CUSIP numbers. No such additional notes of a series may be issued if an event of default has occurred and is continuing with respect to that series of notes.

The Notes

The notes will mature on July    , 2056. The notes will bear interest as described below under “ — Interest.” The notes are subordinated to our senior indebtedness as described below under “ — Ranking.”

We have initially appointed U.S. Bank Europe DAC, UK Branch to act as principal paying agent in connection with the notes. U.S. Bank Europe DAC, UK Branch is an affiliate of the trustee. The terms “principal paying agent” and “paying agent” shall include U.S. Bank Europe DAC, UK Branch and any successors appointed from time to time in accordance with the provisions of the indenture.

We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Interest

The Series A notes will bear interest from and including the date of original issuance to but excluding July    , 2031 (the “Series A First Reset Date”) at an annual rate of    %. The interest rate on the Series A notes will reset on the Series A First Reset Date and on each fifth anniversary thereof (each, a “Series A Reset Date”), as further described below.

The Series B notes will bear interest from and including the date of original issuance to but excluding July    , 2034 (the “Series B First Reset Date” and, together with the Series A First Reset Date, a “First Reset Date”). The interest rate on the Series B notes will reset on the Series B First Reset Date and on each fifth anniversary thereof (each, a “Series B Reset Date” and, together with the Series A Reset Dates, the “Reset Dates”), as further described below.

The period from and including a Reset Date to but excluding the next Reset Date is referred to herein as a “Reset Period.” During each Reset Period for a series of notes, the notes of such series will bear interest at an annual rate equal to (i) the Five-Year Swap Rate (as defined below) as of the most recent Reset Determination Date (as defined below) for such series, plus (ii) the Initial Margin for such series, plus (iii) any applicable Step-Up Margin.

Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or     , 2026 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Additional interest may be payable in certain circumstances, as further described in this prospectus supplement under the headings “Option to Defer Interest Payments,” “Payment of Additional Amounts,” and “Change of Control.”

Rate Reset Mechanics

The applicable interest rate for each series of notes during each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Determination Date, in accordance with the following provisions, as such provisions may be modified as described under “Benchmark Event” below:

“Business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates.

“Five-Year Swap Rate” means, in relation to a Reset Date and the related Reset Determination Date, the euro mid-market swap reference rate for a term of five years as displayed on the Reset Screen Page at 11:00 a.m. (Frankfurt time) on the applicable Reset Determination Date. In the event that such rate does not appear on the Reset Screen Page on the relevant Reset Determination Date at approximately that time, the Five-Year Swap Rate will be the Reset Reference Bank Rate. If the Reset Reference Bank Rate is unavailable or the calculation agent determines that no Reference Bank is providing offered quotations, the Five-Year Swap Rate will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the calculation agent or, in the case of the First Reset Date, the rate equal to     % per annum.

“First Step Up Date” means July     , 2036 (in the case of the Series A notes) and July     , 2039 (in the case of the Series B notes) (five years after the applicable First Reset Date).

“Initial Margin” means    basis points (    percentage points) in the case of the Series A notes and    basis points (    percentage points) in the case of the Series B notes.

“Reset Date” means, for each series of notes, the First Reset Date for such notes and each fifth anniversary thereof.

“Reset Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means, with respect to a series of notes, each period from, and including, a Reset Date for such notes to, but excluding, the next following Reset Date for such notes.

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the euro mid-market swap reference rate for a term of five years provided by at least four leading swap dealers in the interbank market selected by us in consultation with the calculation agent (“Reference Banks”) to the calculation agent at approximately 11:00 a.m. (Frankfurt time) on the Reset Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations. If one quotation is provided, the Reset Reference Bank Rate will be such quotation.

“Reset Screen Page” means Reuters screen “ICESWAP2 / EURFIXA” (or such other page as may replace such page on Reuters or such other page as may be determined by us in consultation with the calculation agent for the purposes of displaying comparable rates).

“Second Step Up Date” means July     , 2051 (in the case of the Series A notes) and July     , 2054 (in the case of the Series B notes) (twenty years after the applicable First Reset Date).

“Step-Up Margin” means, with respect to a series of notes, (i) 25 basis points (0.25 percentage points) from and including the First Step Up Date for such notes to but excluding the Second Step Up Date for such notes and (ii) 100 basis points (1.0 percentage point) from and including the Second Step Up Date for such notes.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the applicable series of notes at such time. Unless we have validly called all of the outstanding notes of a series for redemption on a redemption date occurring on or prior to the First Reset Date for such series, we will appoint a calculation agent for such series of the notes prior to the Reset Determination Date immediately preceding such First Reset Date. If we have called all of the outstanding notes of a series for redemption on a redemption date occurring on or prior to the First Reset Date for such series, but we do not actually redeem all of the notes of such series on such redemption date, we will appoint a calculation agent for the notes as promptly as practicable after such proposed redemption date. Any such calculation agent shall enter into a calculation agent agreement, or similar agreement, with us defining and governing the rights and duties of the calculation agent. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of the notes when so required). We may appoint ourselves or any of our affiliates as, and we or any of our affiliates may serve as, the calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and the paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period will be on file at our principal offices, will be made available to any holder or beneficial owner of notes upon request and will be final and binding in the absence of manifest error. Neither the trustee nor the paying agent shall have any duty or obligation to confirm or verify any such calculation.

Interest Payment Dates; Record Dates

Interest on the notes is payable annually in arrears on July     of each year, beginning on

July    , 2026, subject to our right to defer interest payments as further described below under “Option to Defer Interest Payments.”

If any interest payment date on the notes falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, and no interest on that payment will accrue for the period from and after the interest payment date. If the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date.

In general, interest will be payable to holders of record as of the applicable record date for such interest payment date. The regular record dates for the notes will be the close of business (in the relevant clearing system) on the Clearing System Business Day immediately preceding each interest payment date (or, if the notes are held in definitive form, the 15th calendar day preceding each interest payment date, whether or not a business day). For these purposes, a “Clearing System Business Day” means a day on which each clearing system for which any global security is being held is open for business. Interest payable at the maturity of the notes will be payable to the registered holders of the notes to whom the principal is payable. Payments with respect to deferred interest will be made as described below under “Option to Defer Interest Payments.”

Benchmark Event

All capitalized terms used in this section that have not been defined previously are used as defined in “ — Definitions” below.

Independent Adviser

If a Benchmark Event occurs in relation to the Original Reference Rate when any interest rate with respect to the notes remains to be determined by reference to the Original Reference Rate, we shall use reasonable efforts to appoint an Independent Adviser, as soon as reasonably practicable (provided that such appointment need not be made effective earlier than 30 days prior to the first date on which the Original Reference Rate is to be used to determine any interest rate), to determine a Successor Rate, or, in the absence of a Successor Rate, an Alternative Rate, and, in either case, an Adjustment Spread and any Benchmark Conforming Changes.

In making such determination, the Independent Adviser shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to us, the paying agent or the holders of the notes for any determination made by it and for any advice given to us in connection with any determination made by us.

Successor Rate or Alternative Rate

If the Independent Adviser determines in good faith that:

•

there is a Successor Rate, then such Successor Rate shall (subject to application of the Adjustment Spread provisions described below) subsequently be used in place of the Original Reference Rate to determine the relevant interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the notes (subject to the further operation of the provisions described in this section “Benchmark Event”); or

•

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to the application of the Adjustment Spread provisions described below) subsequently be used in place of the Original Reference Rate to determine the relevant interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the notes (subject to the further operation of the provisions described in this section “Benchmark Event”).

Adjustment Spread

If the Independent Adviser determines in good faith (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant interest rate (or a relevant component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable).

Benchmark Conforming Changes

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with the provisions described herein and the Independent Adviser determines in good faith (A) that amendments to the terms and conditions of the notes are strictly necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Conforming Changes”) and (B) the terms of the Benchmark Conforming Changes, then we shall, subject to giving notice thereof as described below under “ — Notices,” without any requirement for the consent or approval of holders of the notes, vary the terms and conditions of the notes to give effect to such Benchmark Conforming Changes with effect from the date specified in such notice. In connection with any such variation in the terms and conditions of the notes, we shall comply with applicable laws and the rules of any stock exchange on which the notes are for the time being listed or admitted to trading.

Notices

We will promptly notify the trustee, the calculation agent, the paying agent and the holders of the notes of any Successor Rate, Alternative Rate, Adjustment Spread and Benchmark Conforming Changes.

Ratings Implications

Notwithstanding any of the foregoing discussion under “ — Benchmark Event,” no Successor Rate or Alternative Rate will be adopted, nor will the applicable Adjustment Spread or Benchmark Conforming Changes be applied, if and to the extent that, in our determination, the same could reasonably be expected to result in an event as described under (i) or (ii) of the definition of “Rating Agency Event.”

Fallback

If, following the occurrence of a Benchmark Event and in relation to the determination of the interest rate on the immediately following Reset Determination Date, no Independent Adviser has been appointed, no Successor Rate or Alternative Rate (as applicable) is determined by the Independent Adviser or no Successor Rate or Alternative Rate is adopted in accordance with the provisions of this subsection “ — Benchmark Event,” the Five-Year Swap Rate will continue to apply for the purpose of determining such interest rate on such Reset Determination Date and will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the calculation agent; provided that, the interest rate during any Reset Period will not reset below zero.

Responsibility for Determinations

Neither the trustee, the calculation agent nor the paying agent shall be under any obligation to (i) monitor, determine or verify the unavailability of the Original Reference Rate (or any Successor Rate or Alternative Rate or any other applicable benchmark) or (ii) to give notice to any other transaction party of the occurrence of any Benchmark Event or benchmark replacement. In no event shall the trustee, the calculation agent or the paying agent be responsible for determining any substitute for the Five-Year Swap Rate or to determine whether any conditions to the substitution of such a rate have been satisfied, for determining whether a Benchmark Event has occurred or for making any adjustments to any alternative benchmark or spread thereon or any other relevant methodology for calculating any such substitute or successor rate.

Any determination, decision or election that may be made by us or our designated Independent Adviser pursuant to this subsection “Benchmark Event,” including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our or our designated Independent Adviser’s sole discretion and, notwithstanding anything to the contrary in any documentation relating to the notes, shall become effective without consent from the holders of the notes or any other party. None of the trustee, the calculation agent, the paying agent or the common depositary will have any liability for any determination made by or on behalf of us or our designated Independent Adviser in connection with a Benchmark Event. Neither the trustee, the calculation agent nor the paying agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture or any related document as a result of the unavailability of the Original Reference Rate (or any Successor Rate or Alternative Rate or any other applicable benchmark) and absence of a benchmark replacement or substitute for the Five-Year Swap Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture or any related document and reasonably required for the performance of its duties.

Definitions

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser determines and which is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders of the notes as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i) in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body;

(ii) in the case of an Alternative Rate (or in the case of a Successor Rate where (i) above does not apply), is in customary market usage in the international debt capital markets for transactions which reference the Original Reference Rate, where such rate has been replaced by the Alternative Rate (or, as the case may be, the Successor Rate); or

(iii) if no such recommendation or option has been made (or made available), or the Independent Adviser determines there is no such spread, formula or methodology in customary market usage, the Independent Adviser, acting in good faith, determines to be appropriate.

“Alternative Rate” means, in the absence of Successor Rate, an alternative benchmark or screen rate that the Independent Adviser determines as described herein is in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for a commensurate interest period (if there is such a customary market usage at such time) and in the same currency as the notes.

“Benchmark Event” means, with respect to the Original Reference Rate:

(i) the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist;

(ii) the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);

(iii) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;

(iv) the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);

(v) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months;

(vi) it has, or will prior to the next Reset Determination Date, become unlawful for us, the party responsible for determining the interest rate (being the calculation agent) or any paying agent to calculate any payment due to be made to any holder of a note using the Original Reference Rate (including, without limitation, under Regulation (EU) 2016/1011 (the “Benchmarks Regulation”), if applicable);

(vii) that a decision to withdraw the authorization or registration pursuant to Article 35 of the Benchmarks Regulation of any benchmark administrator previously authorized to publish such Original Reference Rate has been adopted; or

(viii) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market or its methodology has materially changed.

“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing with appropriate expertise, appointed by us at our own expense as described herein.

“Original Reference Rate” means the Five-Year Swap Rate or any component part thereof.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means a successor to or replacement of the Original Reference Rate that is formally recommended by any Relevant Nominating Body. If, following a Benchmark Event, more than one successor or replacement rates are recommended by any Relevant Nominating Body, the Independent Adviser will determine, among those successor or replacement rates, the one that is the most appropriate, taking into consideration, without limitation, the particular features of the notes.

Ranking

The notes will be general unsecured obligations of General Mills, Inc. and are contractually subordinate and junior in right of payment, to the extent and in the manner set forth in the instruments governing the notes, to all of our senior indebtedness (as defined below). As a result, the notes will (i) rank junior in right of payment to all of our existing and future senior indebtedness, which may include senior subordinated indebtedness, (ii) rank equally with any future unsecured subordinated indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment, and (iii) rank senior to any future unsecured subordinated indebtedness that we may incur from time to time if the terms of such indebtedness provide that it is subordinated to the notes in right of payment.

Subordination Terms

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the notes are entitled to receive a payment on account of the principal or interest on the notes in the following circumstances:

•

upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings; or

•

if a default occurs for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such a default must have continued beyond the grace period, if any, provided for such default, and such a default shall not have been cured or waived or shall not have ceased to exist.

Senior Indebtedness

“Senior indebtedness” means all of our obligations, whether presently existing or from time to time hereafter incurred, created assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

(i)

all of our obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds, commercial paper or other securities or instruments;

(ii)

all of our obligations that are required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles (“finance lease obligations”);

(iii)

all of our obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP (“synthetic lease obligations”);

(iv)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit facility;

(v)

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for United States federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(vi)

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of our other outstanding variable or floating rate indebtedness;

(vii)

all obligations of the types referred to in clauses (i) through (vi) above of another person, including any of our subsidiaries, which we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise become liable for, under any agreement;

(viii)	all of our compensation and reimbursement obligations to the trustee pursuant to certain terms of the indenture; and

(ix)

all amendments, modifications, renewals, extensions, refinancings, replacements or refundings by us of any such senior indebtedness referred to in clauses (i) through (viii) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced senior indebtedness).

However, the following will not constitute senior indebtedness:

(A)	trade accounts payable and accrued liabilities arising in the ordinary course of business or

(B)

any obligation, amendment, modification, renewal, extension, refinancing, replacement or refunding that by the terms of the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment and upon liquidation to or is equal in right of payment and upon liquidation with the notes.

Structural Subordination

Because the notes are only the obligation of General Mills, Inc. and are not guaranteed by our subsidiaries, creditors of each of our subsidiaries, including trade creditors and owners of any equity of our subsidiaries, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries, and to claims of owners of any equity of our subsidiaries. As of February 22, 2026, we had $14.0 billion of total debt, including $4.7 million of debt of our consolidated subsidiaries but excluding noncontrolling interests in our subsidiaries held by third parties. As of February 22, 2026, interests in subsidiaries held by third parties, shown as noncontrolling interests on our consolidated balance sheets, totaled $13.7 million. In addition, the notes are effectively subordinated to any secured obligations we may have to the extent of the assets that serve as security for those obligations. We or our subsidiaries may incur additional obligations in the future.

Issuance in Euro

Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee, the calculation agent nor the paying agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations or any other calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

Optional Redemption

As explained below, we may redeem either or both series of the notes, in whole or in part, at any time and from time to time, before they mature. This means we may repay the notes early. The notes to be redeemed will stop bearing interest on the redemption date, even if you do not collect your money. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed (with a copy to the trustee and the paying agent).

For the avoidance of doubt, the amount of accrued and unpaid interest on the notes included in the calculation of any applicable redemption price will include, if applicable, any arrears of interest and any additional interest as described in this prospectus supplement under the headings “Option to Defer Interest Payments,” “Payment of Additional Amounts,” and “Change of Control.”

Installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture, except that, if the redemption date for any notes falls on any day during an optional interest deferral period, accrued and unpaid interest on the notes to be redeemed will be paid on such redemption date to the persons entitled to receive the redemption price of the notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an optional interest deferral period will not be deemed to fall on a day during such optional interest deferral period.

We are not required (i) to register, transfer or exchange the notes during the period from the opening of business 15 days before the day a notice of redemption relating to the notes selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register, transfer or exchange any notes so selected for redemption, except for the unredeemed portion of any notes being redeemed in part.

In the case of any partial redemption, the principal amount of a note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

Our actions and determinations in determining the applicable redemption provisions and the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the trustee nor the paying agent will have any responsibility for such determinations.

Par Call

Each series of notes is subject to redemption, in whole or in part from time to time, at our option on any Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means, with respect to a series of notes, (i) each and any day during the period beginning on and including the date that is 90 days prior to the First Reset Date for such notes and ending on and including the First Reset Date for such notes and (ii) each and any interest payment date after the First Reset Date for such notes.

Make-Whole Call

Each series of notes is subject to redemption, in whole or in part from time to time, at our option on any date other than a Par Call Date at a redemption price equal to the greater of (i) 100% of the notes to be redeemed and (ii) as determined by an independent investment bank selected by us, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the next succeeding Par Call Date (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined below) plus the applicable Make-Whole Spread (as defined below), in each case plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In connection with such optional redemption of notes, the following defined terms apply:

•

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us in accordance with generally accepted market practice at such time.

•

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes to be redeemed (assuming for this purpose that such notes matured on any Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

•	“Make-Whole Spread” means basis points, in the case of the Series A notes, or basis points, in the case of the Series B notes.

Right to Redeem upon a Tax Deductibility Event or Rating Agency Event

Each series of notes is subject to redemption, in whole but not in part, at our option at any time after the occurrence of a Tax Deductibility Event or a Rating Agency Event at a purchase price equal to either (i) 101% of the notes to be redeemed, if the redemption date is prior to the first Par Call Date for such notes, or (ii) 100% of the notes to be redeemed, if the redemption date is on or after the first Par Call Date for such notes, in either case plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Tax Deductibility Event” means, with respect to a series of notes, we have received an opinion of a nationally recognized accounting firm or counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) any threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to such notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

“Rating Agency Event” means as of any date, a change, clarification, or amendment in the methodology in assigning equity credit to securities such as these notes offered hereby published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto), that then publishes a rating for us (together with any successor thereto, a “rating agency”), (a)

as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for us as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for us, in the case of any rating agency that first publishes a rating for us after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes offered hereby by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes offered hereby as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the notes offered hereby by such rating agency had the current methodology not been changed.

Right to Redeem upon a Tax Withholding Event

Each series of notes is subject to redemption, in whole but not in part, at our option at any time after the occurrence of a Tax Withholding Event at a purchase price equal to 100% of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Tax Withholding Event” means, with respect to a series of notes, that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we have become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts with respect to such series of notes as described under the heading “ — Payment of Additional Amounts.”

Right to Redeem upon a Change of Control Triggering Event

Each series of notes is subject to redemption, in whole but not in part, at our option at any time after the occurrence of a Change of Control Triggering Event at a purchase price equal to 101% of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Change of Control” below.

Right to Redeem upon a Substantial Repurchase Event (Clean-Up Call)

Each series of notes is subject to redemption, in whole but not in part, at our option at a purchase price equal to 100% of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, if prior to such redemption date we have repurchased or redeemed notes equal to or in excess of 75% of the initial aggregate principal amount issued of such series of notes.

Other Repurchases

In addition, we may, at any time, or from time to time, purchase all or some of the notes by tender, in the open market or by private agreement, subject to applicable law.

Option to Defer Interest Payments

At our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on either or both series of the notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the notes, an “optional interest deferral period”), so long as no event of default with respect to a series of notes has occurred and is continuing with respect to such series of notes.

In other words, we may declare at our discretion up to a 10-year interest payment moratorium on either or both series of the notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date or redemption date, if earlier, of the applicable series of notes, and we may not begin a new optional interest deferral period, and may not pay current interest on such series of notes, until we have paid all accrued interest on such notes from the previous optional interest deferral period. We may elect, at our option, to extend any optional interest deferral period, so long as the entirety of such optional interest deferral period does not exceed 10 consecutive years or extend beyond the maturity date or redemption date, if earlier, of such notes. We may also elect, at our option, to shorten the length of any optional interest deferral period.

Any deferred interest on the notes will accrue additional interest at a rate equal to the interest rate then applicable to such notes to the extent permitted by applicable law. Once we pay all deferred interest payments on a series of the notes, including any additional interest accrued on the deferred interest, we may again defer interest payments on such series of the notes as described above, but not beyond the maturity date or redemption date, if earlier, of such notes.

We will give the trustee, paying agent and holders of the applicable series of notes written notice of our election to begin, shorten or extend, an optional interest deferral period at least five business days prior to the first interest payment date affected by such election. However, our failure to pay interest on any interest payment date with respect to a series of notes will itself constitute the commencement or extension, as applicable, of an optional interest deferral period with respect to such notes unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral.

The record date for the payment of deferred interest and, to the extent permitted by applicable law, any additional interest on the deferred interest payable on the interest payment date immediately following the last day of an optional interest deferral period will be the regular record date with respect to such interest payment date.

Certain Limitations During an Optional Interest Deferral Period

The terms of each series of the notes will require that, with certain exceptions, we will not do any of the following during an optional interest deferral period for such series of the notes:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

(ii)

make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem any of our debt securities (including debt securities of other series issued under the indenture) that rank equally with, or junior to, such series of notes in right of payment; or

(iii)	make any payments with respect to any guarantee by us of any indebtedness if such guarantee ranks equally with or junior to such series of notes in right of payment.

However, the foregoing provisions shall not prevent or restrict us from making:

(a)

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants, agents or independent contractors of us or any of our subsidiaries or affiliates;

(b)

any payment, dividend, distribution, purchase, repurchase, redemption, other acquisition, exchange, conversion or declaration of a dividend or distribution as a result of any reclassification of our capital stock;

(c)

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(d)

any purchase, redemption or other acquisition of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or with any split, reclassification or similar transaction;

(e)

any declaration of a dividend or distribution in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption, exchange or purchase of rights pursuant thereto;

(f)

any payment, dividend or distribution made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred; or

(g)

any payments on the notes, any trust preferred securities, subordinated debentures or junior subordinated debentures, or guarantees of the foregoing, in each case that rank equal in right of payment to the notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment of the principal of and interest on the notes to a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)

being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)

to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or an applicable withholding agent from the payment;

(5)

to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)

to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(10)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “ — Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If we are required to pay additional amounts with respect to the notes, we will notify the trustee and paying agent pursuant to an officers’ certificate that specifies the additional amounts payable and when the additional amounts are payable. If the trustee and the paying agent do not receive such an officers’ certificate from us, the trustee and paying agent may rely on the absence of such an officers’ certificate in assuming that no such additional amounts are payable.

As used under this heading “ — Payment of Additional Amounts” and in the definition of “Tax Withholding Event”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Change of Control

If a change of control triggering event occurs, we will have the right (but not the obligation) to redeem the notes as described above under “Optional Redemption.” If we do not exercise such right within 60 days after such right first arises (or if we exercise such right but any notes remain outstanding), then the interest rate applicable to the notes will increase by 500 basis points (5.0 percentage points) beginning on the first interest payment date after the expiration of such 60-day period and we will provide notice to the holders (with a copy to the paying agent and the trustee) of such interest rate increase. In the absence of such notice, the paying agent and the trustee may conclusively and without liability assume the interest rate has not been increased.

For purposes of these provisions of the notes, the following terms will be applicable:

“change of control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than us or one of our subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture) (other than us or one of our subsidiaries); or (c) the first day on which a majority of the members of our Board of Directors are not continuing directors. Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(y) immediately following that transaction, the direct or indirect holders of the voting stock of the holding company are substantially the same as the holders of our voting stock immediately prior to that transaction or (z) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the holding company.

“change of control triggering event” means the occurrence of both a change of control and a rating event.

“continuing directors” means, as of any date of determination, any member of our Board of Directors who (a) was a member of the Board of Directors on the date the notes were issued or (b) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the continuing directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings and its successors.

“investment grade rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) selected by us as a replacement rating agency for a former rating agency.

“rating event” means the rating on our then-existing senior unsecured notes is lowered by each of the rating agencies and the then-existing senior unsecured notes are assigned a rating below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating on our then-existing senior unsecured notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) that commences on the earlier of (a) the occurrence of a change of control and (b) public notice of the occurrence of a change of control or our intention to effect a change of control; provided that a rating event will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if each rating agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Events of Default

An “event of default” means, for each series of notes, any of the following:

•	failure to pay interest on such notes for 90 days after payment is due, taking into account any optional interest deferral period;

•	failure to pay principal or any premium on such notes when due; or

•	certain events of bankruptcy, insolvency and reorganization.

Except as otherwise set forth above, an event of default does not include a failure to comply with covenants under the indenture or the notes.

The notes will not be automatically accelerated upon an event of default. Instead, the trustee or the direct holders of not less than 25% in principal amount of the notes of such series may make a declaration of acceleration of maturity. Any acceleration will be subject to the subordination provisions described above under “Subordination Terms.” See Description of Debt Securities—Default and Related Matters” in the accompanying prospectus for more information.

Agreement by Holders to Certain Tax Treatment

Each holder and beneficial owner of the notes will, by accepting the notes or a beneficial interest therein, be deemed to have agreed that the holder or beneficial owner intends that the notes constitute indebtedness and will treat the notes as indebtedness for United States federal, state and local tax purposes.

No Sinking Fund

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Defeasance Provisions

In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See the section entitled “Description of Debt Securities — Defeasance” in the

accompanying prospectus for more information about what this means and how we may do this. For purposes of the defeasance and covenant defeasance provisions, German government securities shall be used instead of United States government securities in respect of payments due in euro on the notes.

Book-Entry; Delivery and Form; Global Note

We have obtained the information in this section concerning Clearstream and Euroclear Bank S.A./N.V., or its successor, as operator of Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time. Neither we nor the trustee or paying agent control or have any responsibility over the rules, procedures and operations of the clearing systems.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro.

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow book-entry interests in the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Neither we nor the trustee or paying agent will have any responsibility for the performance by Euroclear, Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to the cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)

the common depositary (A) notifies us that it is unwilling or unable to continue as depositary for the global notes or (B) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in each case, a successor depositary is not appointed;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or

(3)	there has occurred and is continuing an event of default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Euroclear and Clearstream Arrangements

None of us, any agent or any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Exchange Act of 1934, as amended), have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following summary describes, in the case of U.S. Holders (as defined below), the material United States federal income tax consequences and, in the case of Non-U.S. Holders (as defined below), the material United States federal income and estate tax consequences, of the acquisition, ownership and disposition of the notes. This discussion is the opinion of McDermott Will & Schulte LLP, our special tax counsel. We have based this summary on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, or to different interpretation. This summary applies to you only if you are an initial purchaser of the notes who acquires the notes at their original issue price within the meaning of Section 1273 of the Code, which we assume will be the price indicated on the cover of this prospectus supplement, and holds the notes as capital assets. A capital asset is generally an asset held for investment rather than as inventory or as property used in a trade or business.

This summary does not discuss all of the aspects of United States federal income and estate taxation which may be relevant to you in light of your particular investment or other circumstances. This summary also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the United States federal income tax laws. Special rules may apply, for example, if you are:

•	a bank, thrift, insurance company, regulated investment company or other financial institution or financial service company;

•	a broker or dealer in securities or a broker in foreign currency;

•	a United States person that has a functional currency other than the dollar;

•	a partnership or other flow-through entity;

•	a subchapter S corporation;

•	a person subject to alternative minimum tax;

•	a person who owns the notes as part of a straddle, hedging transaction, constructive sale transaction or other risk- reduction transaction;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•	a tax-exempt entity;

•	a person who has ceased to be a United States citizen or to be taxed as a resident alien; or

•	a person who acquires the notes in connection with employment or other performance of services.

In addition, the following summary does not address all possible tax consequences related to the acquisition, ownership and disposition of the notes. In particular, except as specifically provided, it does not discuss any estate, gift, generation-skipping, transfer, state, local or non-U.S. tax consequences, tax accounting rules addressing the timing of income recognition, the potential application of the provision of the Code known as the Medicare tax on net investment income or the consequences arising under any tax treaty. We have not sought, and do not intend to seek, a ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and the provisions of any applicable partnership agreement. If you are a partner (or the equivalent of a partner) in a partnership that is considering acquiring the notes, you should consult your tax advisor.

If you are considering acquiring notes, you should consult your tax advisor regarding the application of the United States federal income tax laws to your particular situation as well as any consequences arising under the laws of any state, local or foreign taxing jurisdictions or under any applicable tax treaty.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the notes, while not free from doubt, the notes will be treated as indebtedness of General Mills, Inc. for U.S. federal income tax purposes. There can be no assurance, however, that the IRS or a court will agree with such treatment. If the notes were not properly treated as indebtedness for U.S. federal income tax purposes, interest payments on the notes would generally be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). In the case of Non-U.S. Holders (as defined below), payments treated as dividends would generally be subject to withholding of U.S. federal income tax at a rate of 30%, except to the extent otherwise provided by an applicable income tax treaty. In addition, such a determination would constitute a Tax Deductibility Event that would entitle us to redeem the notes as described above under “Description of the Notes — Optional Redemption — Right to Redeem upon a Tax Deductibility Event or a Rating Agency Event” and would also entitle us to redeem the notes as described above under “Description of the Notes — Optional Redemption — Right to Redeem upon a Tax Withholding Event.” We agree, and by acquiring an interest in the notes each beneficial owner of the notes agrees, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Effect of Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes, including as described above under “Description of the Notes — Optional Redemption.” These possibilities may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We believe there is only a remote possibility that we will be obligated to make any contingent payments on the notes, and we therefore intend to take the position that the notes are not contingent payment debt instruments. You may not take a contrary position unless you disclose the contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, you would, among other things, be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on a “projected payment schedule” (as defined in the Treasury Regulations) and to treat any gain recognized on the sale, exchange, redemption or other disposition of a note as ordinary income rather than as capital gain. The remainder of this discussion assumes that our position is respected by the IRS. You should consult your tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. Holders

For purposes of this summary, you are a “U.S. Holder” if you are a beneficial owner of notes and for United States federal income tax purposes are:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has validly elected to be treated as a United States person for United States federal income tax purposes.

Stated Interest

Subject to the discussion below under “— U.S. Holders — Original Issue Discount,” you generally must include stated interest in your gross income as ordinary interest income:

•	when you receive it, if you use the cash method of accounting for United States federal income tax purposes; or

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes.

See “— U.S. Holders — Foreign Currency Considerations” below for additional tax consequences related to the notes being denominated in euro.

Original Issue Discount

Subject to the discussion below, it is expected and assumed for purposes of this discussion that the notes will not be issued with OID for U.S. federal income tax purposes. Accordingly, interest paid on the notes would be taxable to you as described above under “— U.S. Holders — Stated Interest.”

We have the option under certain circumstances to defer payments of stated interest on notes. See “Description of the Notes – Option to Defer Interest Payments.” Under the applicable Treasury Regulations relating to OID, a debt instrument is deemed to be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe that the likelihood of our exercising the option to defer payment of stated interest on the notes is remote within the meaning of the Treasury Regulations in part because our exercise of the option to defer payments of stated interest on the notes would generally prevent us from:

•	declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of our capital stock;

•

making any payment of principal, interest or premium, if any, on, or repaying, purchasing or redeeming any of our debt securities (including debt securities of other series issued under the indenture governing the notes) that rank equally with, or junior to, the notes in right of payment); or

•	making any payments with respect to any guarantee by us of any indebtedness if such guarantee ranks equally with or junior to the notes in right of payment.

Our determination regarding the remoteness of the interest deferral described above is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and there can be no assurance that the IRS or a court will agree with our position. If, with respect to the notes of a series, the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, such notes would be treated as issued with OID at the time of issuance, or reissued with OID at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID.

Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a statutorily defined “de minimis” amount and (b) the debt instrument provides for stated interest, paid or compounded at least annually, at a single fixed rate and the current value of one or more qualified floating rates. Under the foregoing definition, the notes are expected to be treated for U.S. federal income tax purposes as variable rate debt instruments. Further, although the matter is not free from doubt, based on the Treasury Regulations applicable to variable rate debt instruments and the expected pricing terms of the notes, we do not expect the notes to be treated as issued with OID pursuant to the Treasury Regulations applicable to variable rate debt instruments. However, if the initial interest rate on the notes or the interest rate on each Reset Date were determined to be set in a manner inconsistent with such expectation, the notes could be treated as issued with OID.

If the notes were treated as issued or reissued with OID, you generally would be required to include in taxable income (as ordinary income) for each taxable year, using a constant yield method, the daily portions of OID, if any, that accrue on the notes, for each day in such taxable year on which you own the notes, regardless of your regular method of accounting for U.S. federal income tax purposes. Thus, you would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable, and actual payments of stated interest would not be reported separately as taxable income. The treatment of the notes as issued or reissued with OID could also affect the timing and amounts of foreign currency gain or loss recognized with respect to the notes. See “— U.S. Holders — Foreign Currency Considerations” below for additional tax consequences related to the notes being denominated in euro.

Exercise of the Option to Defer Interest Payments

Under the applicable Treasury Regulations, if we exercise our option to defer the payment of interest on the notes, the notes will be treated as if they had been redeemed and reissued solely for OID purposes. Accordingly, all remaining interest payments on the notes (including interest on deferred interest) could be treated as OID, which you would be required to accrue and include in taxable income on a constant accrual basis over the remaining term of the notes, without regard to the time interest is actually paid on the notes and without regard to your regular method of accounting for U.S. federal income tax purposes. The amount of OID includible in a U.S. Holder’s taxable income would be determined on the basis of a constant yield method over the remaining term of the notes, and the actual receipt of future payments of stated interest on the notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferral period would be approximately equal to the amount of the cash payment due immediately following the end of that period. Any OID included in income by a U.S. Holder would increase such U.S. Holder’s adjusted tax basis in the notes, and the actual receipt of cash interest payments by a U.S. Holder would reduce that adjusted tax basis.

Sale, Exchange or Redemption of Notes

It is expected and assumed for purposes of this discussion that the notes will not be issued with OID for U.S. federal income tax purposes.

You generally will recognize gain or loss upon the sale, exchange, redemption or other disposition of the notes equal to the difference between (a) the amount (determined in dollars) of cash proceeds and the fair market value of any property you receive (except to the extent attributable to any accrued interest not previously included in income, which will generally be taxable as ordinary income, or attributable to any accrued interest previously included in income, which amount may be received without generating further taxable income), and (b) your tax basis in the notes. Your tax basis in a note generally will equal your initial tax basis (usually the amount you paid for the note, determined in dollars), provided, that if the note is treated as having been issued with OID at the time of issuance or as having been reissued with OID after the exercise of our interest deferral option, your adjusted tax basis would be increased by the amount of OID previously included in your gross income with respect to the note and decreased by any payments received on the note since and including the date that the note was deemed to be issued or reissued with OID.

Except as described below with respect to foreign currency exchange gain or loss, any gain or loss recognized on the disposition of notes generally will be capital gain or loss, and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. Certain non-corporate U.S. Holders may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to certain limitations.

See “— U.S. Holders — Foreign Currency Considerations” below for additional tax consequences related to the notes being denominated in euro.

Foreign Currency Considerations

Payments of Interest in Euro

If you use the cash method of accounting for United States federal income tax purposes, you will be required to include in your gross income the dollar value of any euro interest payment on the date you receive it (based on the dollar spot rate for euro on that date), regardless of whether you in fact convert the payment to dollars at that time. You will not recognize foreign currency gain or loss with respect to receipt of such payments, but may have foreign currency gain or loss when you actually sell or otherwise dispose of the euro, as described below. If you use the accrual method of accounting for United States federal income tax purposes, you will be required to include in your gross income the dollar value of the euro amount of interest income that accrues during an accrual period. The dollar value of the euro amount of accrued interest income is determined by translating that income at the average dollar exchange rate for euro in effect during the accrual period or, if the accrual period spans two taxable years, the partial period within the taxable year. You may elect, however, to translate your accrued interest income using: (i) the dollar spot rate for euro on the last day of the accrual period, (ii) in the case of a partial accrual period, the spot rate on the last day of the taxable year or (iii) if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. That election must be applied consistently to all debt instruments you hold from year to year and may not be changed without the consent of the IRS. Prior to making that election, you should consult your own tax advisor.

If you use the accrual method of accounting for United States federal income tax purposes, you may recognize foreign currency gain or loss, which generally will be taxable as ordinary income or loss, with respect to accrued interest income on the date you receive the payment of that income. The amount of foreign currency gain or loss you recognize will be the difference, if any, between the dollar value of the payment in euro that you receive in respect of the accrued interest (based on the dollar spot rate for euro on the date you receive the payment) and the dollar value of interest income that has accrued during the accrual period (determined as described in the preceding paragraph).

If you receive a payment of interest in dollars as a result of a currency conversion, then the dollar amount so received might not be the same as the dollar amount required to be recognized as interest income under the rules described above.

Exchange or Purchase of Euro

Euro received as interest on a note or on a sale, exchange, redemption or other disposition of a note generally will have a tax basis equal to the dollar value of the euro at the spot rate on the date of receipt. If you purchase euro, the tax basis of the euro will generally be the dollar value of the euro on the date of purchase. Any gain or loss recognized on a sale, exchange or other disposition of euro (including the use of euro to purchase notes or upon the exchange of euro for dollars) generally will be treated as United States source ordinary income or loss.

Foreign Currency Gain or Loss on Sale or Other Disposition of Notes

If you receive euro on the sale, exchange, redemption or other disposition of your note, the dollar amount realized generally will be based on the dollar spot rate for euro on the date of the disposition. However, if the notes are traded on an established securities market and you are a cash-method U.S. Holder or an electing accrual-method U.S. Holder, you will determine the dollar amount realized by translating the euro received at the dollar spot rate for euro on the settlement date of the sale, exchange, redemption or other disposition. If you are an accrual-method U.S. Holder and you make this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If you are an accrual-method U.S. Holder and you do not make this election, you will determine the dollar equivalent of the amount realized by translating that amount at the dollar spot rate for euro on the date of the sale, exchange, redemption or other disposition and generally will recognize foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the amount realized based on the spot rates in effect on the date of disposition and the settlement date.

Your initial tax basis in a note generally will be your cost of the note, which, in the case of a U.S. Holder that purchases a note with euro, will be the dollar value of the amount of euro paid for such note at the dollar spot rate for euro on the date of purchase. However, if the notes are traded on an established securities market, and you are a cash-method U.S. Holder or an electing accrual-method U.S. Holder, you will determine the dollar amount of the euro purchase price by translating the euro paid at the dollar spot rate for euro on the settlement date of the purchase. As described above, if you are an accrual-method U.S. Holder and you make this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If you are an accrual-method U.S. Holder and you do not make this election, you will determine the dollar equivalent of the purchase price by translating that amount at the spot rate on the date of the purchase and generally will recognize foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the purchase price based on the spot rates in effect on the date of purchase and the settlement date.

You will recognize foreign currency gain or loss attributable to the movement in exchange rates between the time of purchase of the note and the time of disposition, including the sale, exchange or redemption, of the note. Gain or loss attributable to the movement of exchange rates will equal the difference between (1) the dollar value of the euro principal amount of the note, determined as of the date the note is disposed of based on the dollar spot rate for euro in effect on that date, and (2) the dollar value of the euro principal amount of such note, determined on the date you acquired the note based on the dollar spot rate for euro in effect on that date. For this purpose, the principal amount of the note is your purchase price for the note in euro. Any such gain or loss generally will be treated as ordinary income or loss, and not as interest income or expense, and generally will be United States source gain or loss. The amount of foreign currency gain or loss recognized will be limited to the amount of overall gain or loss recognized on the sale or taxable disposition of the note.

Reportable Transaction Reporting

Under applicable Treasury Regulations, if you are a U.S. Holder who participates in “reportable transactions” (as defined in the Treasury Regulations) you may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss exceeds the relevant threshold in the regulations. You should consult your tax advisor regarding the possible obligation to file a disclosure statement on Form 8886 with respect to the ownership or disposition of the notes, or any related transaction, including, without limitation, the disposition of any euro received.

Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder and is not treated as a partnership for United States federal income tax purposes.

Payment of Interest

Generally, subject to the discussion of backup withholding and FATCA (as defined below) below, if you are a Non-U.S. Holder, interest income that is not effectively connected with the conduct of a United States trade or business will not be subject to United States federal income or withholding tax under the “portfolio interest exemption,” provided that:

•	you do not actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote;

•	you are not a controlled foreign corporation related to us through direct or constructive stock ownership;

•	you are not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

either (a) you provide an appropriate Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes your name and address and certifies your status as a non-United States person to us or the applicable withholding agent, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to us or the applicable withholding agent under penalties of perjury in which it certifies that a Form W-8, or a suitable substitute form, has been received by it from you or a qualifying intermediary and furnishes us or the applicable withholding agent with a copy of that form. The Form W-8 series includes Form W-8BEN, Form W-8BEN-E, Form W-8IMY (together with appropriate attachments), Form W-8ECI and Form W-8EXP.

Interest on the notes that is not exempt from United States withholding tax as described above and is not effectively connected with a United States trade or business generally will be subject to United States withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). We may be required to report annually to the IRS and to you the amount of interest paid to, and any tax withheld with respect to, you.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base, then you (although exempt from the 30% withholding tax) will generally be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

To claim the benefit of a tax treaty, avoid FATCA withholding (as described below) or claim the portfolio interest exemption or an exemption from withholding because the income is effectively connected with a United States trade or business, you generally must provide a properly executed Form W-8 or, in some cases, certain other appropriate documentation. Under the Treasury Regulations, you may under certain circumstances be required to provide a United States taxpayer or a foreign taxpayer identification number and make certain certifications. Special certification and other rules apply to payments made through qualified intermediaries. You should consult your tax advisor regarding the effect, if any, of these certification rules. If an appropriate Form W-8 has not been provided, FATCA withholding at a 30% rate may apply to interest paid to you. See the discussion in “— FATCA.”

Sale, Exchange or Redemption of Notes

Subject to the discussion of backup withholding and FATCA below, and except with respect to amounts received that are attributable to accrued interest, which will be taxable as described above under “— Non-U.S. Holders — Payment of Interest,” if you are a Non-U.S. Holder, you generally will not be subject to United States federal income or withholding tax on the receipt of payments of principal on a note or on any gain realized on the sale, exchange, redemption or other taxable disposition of the note. However, you will be subject to United States federal income tax on any such gain if:

•

the gain is effectively connected with your conduct of a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base); or

•

you are an individual and are present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition (as determined under the Code) and certain other conditions are met (in which case you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses).

If you are engaged in a trade or business in the United States, and if gain recognized on the sale, exchange, redemption or other taxable disposition of the notes is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base), then you will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if you were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Estate Taxes

If you are an individual Non-U.S. Holder and you hold a note at the time of your death, it will not be includable in your gross estate for United States estate tax purposes, provided that you do not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such note would not have been effectively connected with your conduct of a trade or business within the United States.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to payments to certain non-corporate U.S. Holders of principal and interest on a note and the proceeds of the sale of a note. If you are a U.S. Holder, you may be subject to backup withholding, at a current rate of 24%, when you receive interest with respect to the notes, or when you receive proceeds upon the sale, exchange, redemption or other disposition of the notes. In general, you can avoid this backup withholding by properly executing, under penalties of perjury, a Form W-9 or suitable substitute form that provides:

•	your correct taxpayer identification number; and

•

certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on Form W-9 or suitable substitute form in a timely manner, you are subject to potential penalties imposed by the IRS.

Backup withholding will not apply, however, with respect to payments made to certain U.S. Holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Backup withholding is not an additional tax and amounts withheld may be refunded or credited against your United States federal income tax liability, provided you timely furnish the required information to the IRS.

United States exempt recipients who fail to provide a Form W-9 or other appropriate documentation may be subject to FATCA withholding. See the discussion in “— FATCA.”

Non-U.S. Holders

If you are a Non-U.S. Holder, United States backup withholding will not apply to payments of interest on a note if you provide the statement described in “— Non-U.S. Holders — Payment of Interest,” provided that the payor does not have actual knowledge or reason to know that you are a United States person for United States federal income tax purposes. Information reporting requirements may apply, however, to payments of interest on a note.

Information reporting will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker:

•	is a United States person;

•	is a foreign person 50% or more of the gross income of which for certain periods is effectively connected with the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for United States federal income tax purposes; or

•

is a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons (as defined in applicable Treasury Regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business.

Notwithstanding the foregoing, payment of the proceeds of any such sale of a note effected outside the United States by a foreign office of any broker that is described in the preceding sentence will not be subject to information reporting if the broker has documentary evidence in its records that you are a non-United States person and certain other conditions are met, or you otherwise establish an exemption.

Payment of the proceeds of any sale effected outside the United States by a foreign office of a broker is generally not subject to backup withholding. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless you provide the statement described in “— Non-U.S. Holders — Payment of Interest” or otherwise establish an exemption.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) impose a requirement to withhold 30% of any interest on the notes and 30% of the gross proceeds from a sale of the notes, paid (i) to a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States accountholders and meets certain other requirements or (ii) to a non-financial foreign entity unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other requirements. However, regulations proposed by the United States Treasury Department on December 18, 2018, indicate an intent to eliminate the requirement under “FATCA” of withholding on payments of gross proceeds (other than amounts treated as interest). The United States Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Entities located in jurisdictions that have intergovernmental agreements with the United States may be subject to different rules. If payment of this withholding tax is made, Non-U.S. Holders that are otherwise eligible for an exemption from, or reduction of, United States federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. You should consult your tax advisor regarding the potential application of these withholding rules to your investment in the notes.

UNDERWRITING

Barclays Bank PLC, Deutsche Bank AG, London Branch, Citigroup Global Markets Limited and J.P. Morgan Securities plc are acting as joint book-running managers. Subject to the terms and conditions of the underwriting agreement with us, dated the date of this prospectus supplement, each of the underwriters has severally, and not jointly, agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite the name of each underwriter:

Underwriters	Principal Amount of Series A Notes	Principal Amount of Series B Notes
Barclays Bank PLC	€	€
Deutsche Bank AG, London Branch
Citigroup Global Markets Limited
J.P. Morgan Securities plc

Total	€	€

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we are to pay the underwriters in connection with this offering.

Paid by General Mills
Per Series A Note		%
Total for Series A Notes	€
Per Series B Note		%
Total for Series B Notes	€

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Our total expenses of the offering, excluding the underwriting discounts, are estimated to amount to approximately €    .

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. We cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

In connection with the issue of the notes, the underwriters may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail.

However, there is no assurance that the underwriters (or persons acting on behalf of the underwriters) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the underwriters.

Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any stabilization action, they may discontinue them at any time.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking, lending and other transactions in the ordinary course of business with us and our affiliates. They have received customary fees and commissions for these transactions. The underwriters and their affiliates are lenders, agents or bookrunners under our existing credit facilities. In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge or otherwise reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent that net proceeds from this offering are applied to repay our outstanding senior debt held by any of the underwriters and/or their respective affiliates, they will receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay such outstanding senior debt held by the underwriters and/or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc.’s (FINRA) Conduct Rules. In such event, the underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Selling Restrictions

Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Finance Center (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area (“EEA”)

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the EU PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Hong Kong

The notes have not been and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes: (a) the expression retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal Act 2018 (“EUWA”), nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the U.K. PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the POATRs from the prohibition on public offers.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP, and certain other legal matters will be passed upon for us by McDermott Will & Schulte LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements and related financial statement schedule of General Mills, Inc. and subsidiaries as of May 25, 2025 and May 26, 2024, and for each of the fiscal years in the three-year period ended May 25, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of May 25, 2025 have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement and the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

General Mills, Inc.

Debt Securities

Common Stock

General Mills, Inc. from time to time may offer to sell, together or separately, debt securities described in this prospectus (“Debt Securities”) or shares of General Mills’ common stock, par value $0.10 per share (“Common Stock,” and together with the Debt Securities, the “Securities”). This prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You May Find More Information About General Mills” before you invest in the Securities.

We may sell the Securities through underwriters or dealers, directly to one or more purchasers, or through agents on a continuous or delayed basis. The prospectus supplement will include the names of underwriters, dealers or agents, if any, retained. The prospectus supplement also will include the purchase price of the Securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation.

The Common Stock is listed on the New York Stock Exchange under the ticker symbol “GIS.”

Investing in the Securities involves risks. See “Risk Factors” on page 3 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the Securities Act. Under this shelf registration, we may sell any combination of the Securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the Securities we are offering under this prospectus. You can read that registration statement at the SEC web site at https://www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the Securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus of the Securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise specified, all references in this prospectus to “General Mills,” “we,” us” and “our” are to General Mills, Inc. and its consolidated subsidiaries.

All references in this prospectus to “$” and “dollars” are to United States dollars.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, prospects, financial condition and results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any Securities we may offer may contain a discussion of additional risks applicable to an investment in us and the particular type of Securities we are offering under that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We may have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus.

The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “plan,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those currently anticipated or projected. We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that could affect our financial performance and could cause our actual results in future periods to differ materially from any current opinions or statements.

Our future results could be affected by a variety of factors, such as:

•	disruptions or inefficiencies in the supply chain;

•

competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions and promotional activities of our competitors;

•	economic conditions, including changes in inflation rates, interest rates, tax rates or the availability of capital;

•	product development and innovation;

•	consumer acceptance of new products and product improvements;

•	consumer reaction to pricing actions and changes in promotion levels;

•	acquisitions or dispositions of businesses or assets;

•	changes in capital structure;

•	changes in the legal and regulatory environment, including tax legislation, labeling and advertising regulations and litigation;

•	impairments in the carrying value of goodwill, other intangible assets or other long -lived assets or changes in the useful lives of other intangible assets;

•	changes in accounting standards and the impact of critical accounting estimates;

•	product quality and safety issues, including recalls and product liability;

•	changes in consumer demand for our products;

•	effectiveness of advertising, marketing and promotional programs;

•	changes in consumer behavior, trends and preferences, including weight loss trends;

•	consumer perception of health-related issues, including obesity;

•	consolidation in the retail environment;

•	changes in purchasing and inventory levels of significant customers;

•	fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, energy and transportation;

•	effectiveness of restructuring and cost saving initiatives;

•	volatility in the market value of derivatives used to manage price risk for certain commodities;

•	benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities;

•	failure or breach of our information technology systems;

•	foreign economic conditions, including currency rate fluctuations;

•	political unrest in foreign markets and economic uncertainty due to terrorism or war; and

•	other factors discussed in this prospectus and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We undertake no obligation to publicly revise any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

WHERE YOU MAY FIND MORE INFORMATION ABOUT GENERAL MILLS

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at https://www.sec.gov. Those filings are also available to the public on, or are accessible through, our web site at https://www.generalmills.com. The contents of our web site are not deemed to be a part of this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify or supersede the information included or incorporated by reference in this prospectus. We incorporate by reference the documents listed below (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, or the Exchange Act, in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement that indicates that all Securities offered hereunder have been sold or that deregisters all Securities then remaining unsold:

•

our Annual Report on Form 10-K (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on August 12, 2024) for the fiscal year ended May 26, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended August 25, 2024;

•	our Current Reports on Form 8-K filed with the SEC on September 27, 2024 and October 15, 2024; and

•

the description of our common stock, contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 26, 2024, and all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents) at no cost by writing or telephoning us at the following address and phone number:

General Mills, Inc.

Number One General Mills Boulevard

Minneapolis, Minnesota 55426

Attention: Corporate Secretary

(763) 764-7600

ABOUT GENERAL MILLS

We are a leading global manufacturer and marketer of branded consumer foods with more than 100 brands in 100 countries across six continents. In addition to our consolidated operations, we have 50 percent interests in two strategic joint ventures that manufacture and market food products sold in approximately 130 countries worldwide. Our fiscal year ends on the last Sunday in May. All references to our fiscal years are to our fiscal years ending on the last Sunday in May of each such period.

Our principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; our telephone number is (763) 764-7600. Our internet web site address is https://www.generalmills.com. The contents of this web site are not deemed to be a part of this prospectus. See “Where You May Find More Information About General Mills” for details about information incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the Securities described in this prospectus will be added to our general funds and may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to refinance debt;

•	to finance acquisitions; or

•	for general corporate purposes.

If we do not use the net proceeds immediately, we will temporarily invest them in short-term obligations.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the Debt Securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of Debt Security and the indenture, as may be supplemented, for a full understanding of all terms of any series of Debt Securities. These forms and the indenture have been or will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You May Find More Information About General Mills” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of any particular series of Debt Securities, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to those Debt Securities. The prospectus supplement relating to each series of Debt Securities that we offer using this prospectus will be attached to the front of this prospectus. In some instances, certain of the precise terms of Debt Securities you are offered may be described in a further prospectus supplement, known as a “pricing supplement.” If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

We may issue an unlimited amount of Debt Securities using this prospectus. We may also issue Debt Securities pursuant to the indenture in transactions that are exempt from the registration requirements of securities laws.

General

We may issue any of our Debt Securities either separately or together with, on conversion of or in exchange for other securities.

None of the Debt Securities described in this prospectus will be secured by any of our property or assets. Accordingly, you will be one of our unsecured creditors.

We may issue Debt Securities as original issue discount securities, which are Debt Securities that are offered and sold at a discount, which may be substantial, below their stated principal amount. The prospectus supplement relating to any original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them. We may also issue Debt Securities as indexed securities or securities denominated in foreign currencies or currency units, which will be described in more detail in the prospectus supplement relating to those Debt Securities.

What is an Indenture?

As required by United States federal law for all bonds and notes of companies that are publicly offered, the Debt Securities will be governed by a document called an “indenture.” An indenture is a contract between us and a trustee. The trustee has two main roles:

1.

The trustee can enforce your rights against us if we default. Defaults are described under “— Default and Related Matters — What is an Event of Default?” There are some limitations on the extent to which the trustee acts on your behalf, described under “— Default and Related Matters — Remedies if an Event of Default Occurs.”

2.	The trustee also performs administrative duties for us, such as sending you interest payments, transferring your Debt Securities to a new buyer if you sell them and sending you notices.

The Debt Securities will be issued under an indenture dated February 1, 1996, as supplemented, between us and U.S. Bank Trust Company, National Association, as successor-in-interest to U.S. Bank National Association, as trustee. We may issue as many distinct series of Debt Securities under the indenture as we wish. The indenture does not limit the principal amount of Debt Securities that we may issue under it. The indenture is governed by New York law and will be qualified under the Trust Indenture Act of 1939.

Our Trustee

U.S. Bank Trust Company, National Association, as trustee under the indenture, has been appointed by us as paying agent and registrar with regard to the Debt Securities. The trustee also acts as an agent for the issuance of our United States commercial paper. The trustee and its affiliates currently provide cash management and other banking, lending and advisory services to us in the normal course of business and may from time to time in the future provide other banking, lending and advisory services to us in the ordinary course of business, in each case in exchange for a fee.

Specific Terms of Each Series of Debt Securities

The prospectus supplement (including any separate pricing supplement) relating to any series of Debt Securities that we offer using this prospectus will describe the amount, price and other specific terms of the offered Debt Securities, including the following, if applicable:

•	their title;

•	any limit on their aggregate principal amount;

•	their purchase price;

•	the date or dates on which the principal will be payable;

•	the rate or rates, which may be fixed or variable, at which they will bear interest, if any, and the date or dates from which that interest will accrue;

•	the dates on which interest, if any, on them will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for their redemption at our option;

•

the date, if any, after which and the price or prices at which they may be redeemed in accordance with any optional or mandatory redemption provisions and the other detailed terms and provisions of those optional or mandatory redemption provisions;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which they will be issuable;

•	if other than their principal amount, the portion of their principal amount that will be payable upon the declaration of acceleration of their maturity;

•	the currency of payment of principal, premium, if any, and interest on them;

•	any index used to determine the amount of payment of principal, premium, if any, and interest on them;

•	whether the provisions described under “— Defeasance” below apply;

•

whether and upon what terms that series of Debt Securities may be converted into or exchanged for other of our securities or securities of third parties, and the securities that the series may be converted into or exchanged for;

•	any covenants or events of default that are in addition to, modify or delete those described in this prospectus;

•

whether they will be issued only in the form of one or more global securities as described under “— Legal Ownership; Street Name and Indirect Holders; Global Securities” below, and, if so, the relevant depositary or its nominee and the circumstances under which a global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special features.

Legal Ownership; Street Name and Indirect Holders; Global Securities

Who is the Legal Owner? Our obligations with respect to the Debt Securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the registered holders of the Debt Securities. We do not have direct obligations to investors who hold the Debt Securities indirectly, either because they choose to do so or because the relevant series of Debt Securities has been issued only in the form of global securities, as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as an indirect holder but fails to do so.

What is “Street Name” Ownership? One common form of indirect ownership is known as holding in “street name.” This is the phrase used to describe investors who hold securities in accounts at banks or brokers. We generally will not recognize investors who hold Debt Securities in this manner as the legal holders of those securities. Instead, we will generally recognize as the legal holder only the bank or broker or the financial institution that the bank or broker uses to hold the Debt Securities. The intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Debt Securities, either because they agree to do so in the agreements with their customers or because they are legally required to do so.

If you hold Debt Securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how it would pursue rights under the Debt Securities if there were a default or other events triggering the need for direct holders to act to protect their interests; and

•

whether and how you can instruct it to send you Debt Securities registered in your own name so you can be a direct holder as described below (if that option is available with respect to that Debt Security, which it may not be).

What is a Global Security? If we choose to issue Debt Securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that a global security be registered in the name of a financial institution that we select and by requiring that the Debt Securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below under “— Special Situations when a Global Security will be Terminated” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person who wishes to own a Debt Security that is issued as a global security may only do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize the investor as a direct holder of Debt Securities and will instead deal only with the depositary that holds the global security. If you are an investor in Debt Securities that are issued only in the form of global securities, you should be aware that:

•	you ordinarily cannot get those Debt Securities registered in your own name;

•	you ordinarily cannot receive physical certificates for your interest in those Debt Securities;

•	you must look to your bank or broker for payments on and protection of your legal rights relating to those Debt Securities;

•	you may not be able to sell interests in those Debt Securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security;

•	neither we nor the trustee have any responsibility for any aspect of the depositary’s actions or for its records of ownership in the global security;

•	neither we nor the trustee supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using immediate funds for settlement.

Special Situations when a Global Security will be Terminated. In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing the Debt Securities. After that exchange, the choice of whether to hold Debt Securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in Debt Securities transferred to your own name as the direct holder under these circumstances.

The special situations for termination of a global security are:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	if we notify the trustee that we wish to terminate the global security; or

•	if an event of default on the Debt Securities has occurred and has not been cured (defaults are discussed below under “— Default and Related Matters”).

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of Debt Securities covered by the prospectus supplement. When a global security terminates, the depositary, not us or the trustee, is responsible for determining the names of the institutions that will be the initial direct holders.

In the remainder of this description and in the descriptions of the terms of the Debt Securities, “you” means direct holders and not street name or other indirect holders.

Form, Exchange and Transfers

The Debt Securities will be issued only in fully registered form, without interest coupons, and unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiples of $1,000.

You may have your Debt Securities broken into more Debt Securities of smaller denominations or combined into fewer Debt Securities of larger denominations as long as the total principal amount of the series is not changed. This is called an exchange.

You may exchange or transfer Debt Securities at the office of the trustee. You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the entity performing the role of maintaining the list of registered direct holders, which is called the “security registrar,” is satisfied with your proof of ownership.

The security registrar also serves as the transfer agent to perform transfers. The trustee will act as the security registrar and transfer agent. We may change this appointment to another entity or perform it ourselves. If we have designated other or additional registrars or transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular registrar or transfer agent. We may also approve a change in the office through which any registrar or transfer agent acts.

If the Debt Securities of any series are redeemable and we redeem less than all of them, we may block the transfer or exchange of Debt Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed.

If a Debt Security is issued as a global security, only the depositary will be entitled to transfer and exchange the Debt Security as described in this section since the depositary will be the sole holder of the Debt Security. See “— Legal Ownership; Street Name and Indirect Holders; Global Securities” above.

Payment and Paying Agents

Unless we say otherwise in the applicable prospectus supplement, we will pay interest to you if you are a registered holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the Debt Security on the interest due date. That particular day is called the regular record date and will be stated in the prospectus supplement.

Holders buying and selling Debt Securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the regular record date. The most common manner is to adjust the sales price of the Debt Securities to apportion interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the Debt Securities at the corporate trust office of the trustee (which initially will also act as paying agent) in St. Paul, Minnesota. That office is currently located at 60 Livingston Avenue, St. Paul, Minnesota 55107. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks directly to the registered holders at their address appearing in the security register.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also authorize paying agents other than the trustee to make payments on the notes on our behalf, including choosing to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of Debt Securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount becomes due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee or any other paying agent.

If you are a street name or other indirect holder, you should consult your bank or broker for information on how you will receive payments.

Notices

We and the trustee will send notices regarding the Debt Securities only to direct holders, using their addresses as listed in the trustee’s records.

Mergers and Similar Events

We are generally permitted under the indenture to consolidate or merge with another company. We are also permitted to sell or lease some or all of our assets to another company. However, we may not take any of these actions unless the following conditions, among others, are met:

•

where we merge out of existence or sell or lease substantially all our assets, the other company must be a corporation, limited liability company, partnership or trust organized under the laws of a state or the District of Columbia or under United States federal law and it must expressly agree in a supplemental indenture to be legally responsible for the Debt Securities; and

•

the merger, sale of assets or other transaction must not bring about a default on the Debt Securities (for purposes of this test, a default would include an event of default described below under “— Default and Related Matters” and any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded).

You should know that there is no precise, established definition of what would constitute a sale or lease of substantially all of our assets under applicable law and, accordingly, there may be uncertainty as to whether a sale or lease of less than all of our assets would subject us to this provision.

If we merge out of existence or transfer (except through a lease) substantially all our assets, and the other firm becomes our successor and is legally responsible for the Debt Securities, we will be relieved of our own responsibility for the Debt Securities.

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in our property over other lenders or over our general creditors if we fail to repay them. We have promised the holders of the Debt Securities to limit these preferential rights, called “liens,” as discussed below under “— Certain Restrictive Covenants — Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries,” or grant an equivalent lien to the holders of the Debt Securities.

Modification and Waiver

There are three types of changes we can make to the indenture and the Debt Securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your Debt Securities without your specific approval. These include:

•	change of the stated due date for payment of principal or interest on a Debt Security;

•	reduction in the principal amount of, the rate of interest payable on or any premium payable upon redemption of a Debt Security;

•	reduction in the amount of principal payable upon acceleration of the maturity of a Debt Security following a default;

•	change in the place or currency of payment on a Debt Security;

•	impairment of your right to sue for payment on a Debt Security on or after the due date for such payment;

•	reduction in the percentage of direct holders of Debt Securities whose consent is required to modify or amend the indenture;

•	reduction in the percentage of holders of Debt Securities whose consent is required under the indenture to waive compliance with provisions of, or to waive defaults under, the indenture; and

•

modification of any of the provisions described above or other provisions of the indenture dealing with waiver of defaults or covenants under the indenture, except to increase the percentages required for such waivers or to provide that other provisions of the indenture cannot be changed without the consent of each direct holder affected by the change.

Changes Not Requiring Approval. Second, changes may be made by us and the trustee without any vote by holders of Debt Securities. These include:

•	evidencing the assumption by a successor of our obligations under the indenture and the Debt Securities;

•	adding to our covenants for the benefit of the holders of Debt Securities, or surrendering any of our rights or powers under the indenture;

•	adding other events of default for the benefit of holders of Debt Securities;

•	making such changes as may be necessary to permit or facilitate the issuance of Debt Securities in bearer or uncertificated form;

•	establishing the forms or terms of Debt Securities of any series;

•	evidencing the acceptance of appointment by a successor trustee; and

•

curing any ambiguity, correcting any indenture provision that may be defective or inconsistent with other indenture provisions or making any other change that does not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

Changes Requiring a Majority Vote. Third, we need a vote by direct holders of Debt Securities owning at least a majority of the principal amount of each series affected by the change to make any other change to the indenture that is not of the type described in the preceding two paragraphs. A majority vote of this kind is also required to obtain a waiver of any past default, except a payment default on principal or interest or concerning a provision of the indenture that cannot be changed without the consent of the direct holder.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a Debt Security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those Debt Securities were accelerated to that date because of a default;

•

for Debt Securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that Debt Security determined by our board of directors or described in the applicable prospectus supplement; and

•

for Debt Securities denominated in one or more foreign currencies or currency units, we will use the dollar equivalent, as determined by our board of directors or as described in the applicable prospectus supplement.

Debt Securities will not be considered outstanding, and therefore will not be eligible to vote, if owned by us or one of our affiliates or if we have deposited or set aside money in trust for their payment or redemption. Debt Securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding Debt Securities that are entitled to vote or take other action under the indenture. In some circumstances, generally related to a default by us on the Debt Securities, the trustee will be entitled to set a record date for action by holders.

If you are a street name or other indirect holder, you should consult your bank or broker for information on how approval may be granted or denied if we wish to change the indenture or the Debt Securities or request a waiver.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of Debt Securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance. If there is a change in United States federal tax law as described below, we could legally release ourselves from any payment or other obligations on the Debt Securities of any or all series, called “full defeasance,” if we put in place the following arrangements for you to be repaid:

•

we must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of those Debt Securities money or specified United States government securities or a combination of these that will generate enough cash to make interest, principal and any other payments on those Debt Securities on their various due dates;

•

there must be a change in current federal tax law or an Internal Revenue Service ruling that lets us make the deposit without causing you to be taxed on the Debt Securities any differently than if we did not make the deposit and simply repaid the Debt Securities ourselves (under current United States federal tax law, the deposit and our legal release from the Debt Securities would be treated as though we took back your Debt Securities and gave you your share of the cash and notes or bonds deposited in trust, in which case you could recognize gain or loss on those Debt Securities); and

•	we must deliver to the trustee a legal opinion confirming the United States tax law change described above.

In addition, no default must have occurred and be continuing with respect to those Debt Securities at the time the deposit is made (and, with respect only to bankruptcy and similar events, during the 90 days following the deposit), and we have delivered a certificate and a legal opinion to the effect that the deposit does not:

•	cause any outstanding Debt Securities that may then be listed on a securities exchange to be delisted;

•	cause the trustee to have a “conflicting interest” within the meaning of the Trust Indenture Act of 1939;

•	result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are party or by which we are bound; and

•

result in the trust arising from it constituting an “investment company” within the meaning of the Investment Company Act of 1940 (unless we register the trust, or find an exemption from registration, under that Act).

If we ever did accomplish full defeasance, you would have to rely solely on the trust deposit, and could no longer look to us, for repayment on the Debt Securities of the affected series. Conversely, the trust deposit would likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance. Under current United States federal tax law, we can make the same type of deposit described above and be released from many of the covenants in any or all series of Debt Securities. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the Debt Securities. In order to achieve covenant defeasance, we must do the following:

•	make the same deposit of money and/or United States government securities described above under “— Full Defeasance;”

•

deliver to the trustee a legal opinion confirming that under current United States federal income tax law we may make the above deposit without causing you to be taxed on the Debt Securities any differently than if we did not make the deposit and simply repaid the Debt Securities ourselves; and

•	comply with the other conditions precedent described above under “— Full Defeasance.”

If we accomplish covenant defeasance, the following provisions, among others, would no longer apply:

•	the events of default relating to breach of covenants described below under “— Default and Related Matters — What is an Event of Default?;” and

•

any promises regarding conduct of our business, such as those described under “— Certain Restrictive Covenants” below and any other covenants applicable to the series of Debt Securities and described in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the Debt Securities if there is a shortfall in the trust deposit. Depending on the event causing the default, however, you may not be able to obtain payment of the shortfall.

Redemption

We May Choose to Redeem Your Debt Securities. We may be able to pay off your Debt Securities before their normal maturity. If we have this right with respect to your specific Debt Securities, the right will be described in the applicable prospectus supplement, which will also specify when we can exercise this right and how much we will have to pay in order to redeem your Debt Securities.

If we choose to redeem your Debt Securities, we will mail written notice to you not less than 30 days prior to redemption and not more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your Debt Securities when they are subject to redemption, as described above under “— Form, Exchange and Transfers.”

Default and Related Matters

You will have special rights if an event of default occurs and is not cured.

What is an Event of Default? For each series of Debt Securities the term “event of default” means any of the following:

•	we do not pay interest on a Debt Security of that series within 30 days of its due date;

•	we do not pay the principal or any premium on a Debt Security of that series on its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such a deposit is due, if we agree to maintain a sinking fund with respect to that series;

•

we remain in breach of any restrictive covenant with respect to that series or any other term of the indenture for 60 days after we receive a notice of default stating we are in breach (the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of Debt Securities of the affected series);

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies if an Event of Default Occurs. In the event of our bankruptcy, insolvency or other similar proceeding, all of the Debt Securities will automatically be due and immediately payable. If a non-bankruptcy event of default has occurred with respect to any series and has not been cured, the trustee or the direct holders of not less than 25% in principal amount of the Debt Securities of the affected series may declare the entire principal amount of all the Debt Securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

A declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the Debt Securities of the affected series if any other defaults on those Debt Securities have been waived or cured and we pay or deposit with the trustee an amount sufficient to pay the following with respect to the Debt Securities of that series:

•	all overdue interest;

•	principal and premium, if any, which has become due, other than as a result of the acceleration, plus any interest on that principal;

•	interest on overdue interest, to the extent that payment is lawful; and

•	amounts paid or advanced by the trustee and reasonable trustee compensation and expenses.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any direct holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in exercising any trust or power conferred on the trustee under the indenture.

Before you may bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any Debt Securities of any series, the following must occur:

•	you must give the trustee written notice that an event of default with respect to the Debt Securities of that series has occurred and remains uncured;

•

the direct holders of at least 25% in principal amount of all outstanding Debt Securities of that series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against any cost and liabilities of taking that action;

•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the written notice; and

•	the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Debt Security on or after its due date.

Every year we will certify in a written statement to the trustee that we are in compliance with the indenture and each series of Debt Securities or specify any default that we know about.

If you are a street name or other indirect holder, you should consult your bank or broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration of maturity.

Conversion or Exchange Rights

Unless otherwise described in the prospectus supplement, the Debt Securities are not convertible or exchangeable for shares of our common stock.

Ranking of Debt Securities

The Debt Securities are not subordinated to any of our other unsecured debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness. The Debt Securities will effectively rank junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to all liabilities of our subsidiaries.

Certain Restrictive Covenants

The indenture contains restrictive covenants that will apply to all Debt Securities issued under it unless we say otherwise in the applicable prospectus supplement, the most significant of which are described below.

Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the Debt Securities, or over our general creditors, if we fail to pay them back. These preferential rights are called “liens.” In the indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on:

•

any flour mill, manufacturing or packaging plant or research laboratory located in the United States or Canada owned by us or one of our current or future United States or Canadian operating subsidiaries; or

•	any stock or debt issued by one of our current or future United States or Canadian operating subsidiaries unless we also secure all the Debt Securities that are still outstanding under the indenture equally with the indebtedness being secured. This promise does not restrict our ability to sell or otherwise dispose of our interests in any United States or Canadian operating subsidiary.

These requirements do not apply to liens:

•	existing on February 1, 1996 and any extensions, renewals or replacements of those liens;

•	relating to the construction, improvement or purchase of a flour mill, plant or laboratory;

•	in favor of us or one of our United States or Canadian operating subsidiaries;

•	in favor of governmental units for financing construction, improvement or purchase of our property;

•

existing on any property, stock or debt existing at the time we acquire it, including liens on property, stock or debt of a United States or Canadian operating subsidiary at the time it became our United States or Canadian operating subsidiary;

•	relating to the sale of our property;

•	for work done on our property;

•	relating to workers’ compensation, unemployment insurance and similar obligations;

•	relating to litigation or legal judgments;

•	for taxes, assessments or governmental charges not yet due; or

•	consisting of easements or other restrictions, defects in title or encumbrances on our real property.

We may also avoid securing the Debt Securities equally with the indebtedness being secured if the amount of the indebtedness being secured plus the value of any sale and lease back transactions, as described below, is 15% or less than the amount of our consolidated total assets minus our consolidated non-interest bearing current liabilities, as reflected on our consolidated balance sheet.

If a merger or other transaction would create any liens that are not permitted as described above, we must grant an equivalent lien to the direct holders of the Debt Securities.

Limitation on Sale and Leaseback Transactions. In the indenture, we also promise that we and our United States and Canadian operating subsidiaries will not enter into any sale and leaseback transactions on any of our flourmills, manufacturing or packaging plants or research laboratories located in the United States or Canada owned by us or one of our current or future United States or Canadian operating subsidiaries (referred to in the indenture as “principal properties”) unless we satisfy some restrictions. A sale and leaseback transaction involves our sale to a lender or other investor of a property of ours and our leasing back that property from that party for more than three years, or a sale of a property to, and its lease back for three or more years from, another person who borrows the necessary funds from a lender or other investor on the security of the property.

We may enter into a sale and leaseback transaction covering any of our principal properties only if:

•	it falls into the exceptions for liens described above under “— Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries”; or

•

within 180 days after the property sale, we set aside for the retirement of funded debt, meaning notes or bonds that mature at or may be extended to a date more than 12 months after issuance, an amount equal to the greater of:

•	the net proceeds of the sale of the principal property, or

•	the fair market value of the principal property sold, and in either case, minus

•	the principal amount of any Debt Securities delivered to the trustee for retirement within 120 days after the property sale, and

•	the principal amount of any funded debt, other than Debt Securities, voluntarily retired by us within 120 days after the property sale; or

•

the attributable value, as described below, of all sale and leaseback transactions plus any indebtedness that we incur that, but for the exception in the second to last paragraph of “— Limitation on Liens on Major Property and United States and Canadian Operating Subsidiaries” above, would have required us to secure the Debt Securities equally with it, is 15% or less than the amount of our consolidated total assets minus our consolidated non-interest bearing current liabilities, as reflected on our consolidated balance sheet.

We determine the attributable value of a sale and leaseback transaction by choosing the lesser of (1) or (2) below:

1. sale price of the leased property	×	remaining portion of the
base term of the lease
the base term of the lease

2.

the total obligation of the lessee for rental payments during the remaining portion of the base term of the lease, discounted to present value at the highest interest rate on any outstanding series of Debt Securities. The rental payments in this calculation do not include amounts for property taxes, maintenance, repairs, insurance, water rates and other items that are not payments for the property itself.

DESCRIPTION OF COMMON STOCK

The following description of Common Stock and our cumulative preference stock does not purport to be complete and is qualified by reference to our Restated Certificate of Incorporation, dated September 30, 2021 (the “Certificate of Incorporation”) and our By-laws, as amended through January 29, 2024 (the “By-laws”). Our Certificate of Incorporation and By-laws have been incorporated by reference as exhibits in the registration statement of which this prospectus is a part. See “Where You May Find More Information About General Mills” for information on how to obtain copies.

Our Certificate of Incorporation currently authorizes the issuance of one billion shares of our common stock, par value $0.10 per share, and five million shares of cumulative preference stock, without par value, issuable in series. As of September 11, 2024, there were approximately 555 million shares of Common Stock outstanding and approximately 35 million shares of Common Stock reserved to be issued pursuant to outstanding stock options and other rights under our stock plans for employees and non-employee directors. Additional shares of Common Stock are reserved for issuance in connection with future grants of stock options and other rights under our stock plans for employees and non-employee directors. No shares of cumulative preference stock are currently issued or outstanding. Our board of directors is authorized to approve the issuance of one or more series of preference stock without further authorization of our stockholders and to fix the number of shares, the designations, the relative rights and the limitations of any series of preference stock. As a result, our board, without stockholder approval, could authorize the issuance of preference stock with voting, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of Common Stock or other series of preference stock or that could have the effect of delaying, deferring or preventing a change in our control.

The holders of Common Stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for that purpose, provided that if any shares of preference stock are at the time outstanding, the payment of dividends on Common Stock or other distributions (including purchases of Common Stock) may be subject to the declaration and payment of full cumulative dividends, and the absence of overdue amounts in any mandatory sinking fund, on outstanding shares of preference stock.

The holders of Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors.

The holders of Common Stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of Common Stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preference stock then outstanding.

All outstanding shares of Common Stock are fully paid and nonassessable.

The transfer agent for Common Stock is Broadridge Shareholder Services, 1155 Long Island Avenue, Edgewood, New York 11717. Our stockholders may contact Broadridge by telephone toll-free at (800) 670-4763 or online at https:// shareholder.broadridge.com/gis/.

PLAN OF DISTRIBUTION

We may sell the Securities through underwriters or dealers, directly to one or more purchasers, or through agents. The prospectus supplement will include the names of underwriters, dealers or agents retained. The prospectus supplement also will include the purchase price of the Securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the Securities may be listed.

We may offer the Securities to the public through underwriting syndicates managed by managing underwriters or through underwriters without a syndicate. If underwriters are used, the underwriters will acquire the Securities for their own account. They may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the Securities offered if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless the prospectus supplement states otherwise, all Debt Securities will be new issues of Debt Securities with no established trading market. The Common Stock is listed on the New York Stock Exchange under the ticker symbol “GIS.” Any underwriters who purchase Debt Securities from us for public offering and sale may make a market in the Debt Securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance concerning the liquidity of the trading market for any Debt Securities.

In order to facilitate the offering of the Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other securities, the prices of which may be used to determine payments on the Securities. Specifically, the underwriters may over-allot in connection with any such offering, creating a short position in the Securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Securities or of any other securities, the underwriters may bid for, and purchase, the Securities or any other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of their businesses.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Debt Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Debt Securities in accordance with a redemption or repayment pursuant to the terms of the Debt

Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase Debt Securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions included in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Unless indicated in the applicable prospectus supplement, we do not expect to list the Debt Securities on a securities exchange.

VALIDITY OF SECURITIES

The validity of the Securities will be passed upon for us by Faegre Drinker Biddle & Reath LLP, unless otherwise indicated in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedule of General Mills, Inc. and subsidiaries as of May 26, 2024 and May 28, 2023, and for each of the fiscal years in the three-year period ended May 26, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of May 26, 2024 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

€

General Mills, Inc.

€     % Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

€     % Series B Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

PRELIMINARY PROSPECTUS SUPPLEMENT

    , 2026

Joint Book-Running Managers

Barclays

Structuring Advisor

Deutsche Bank

Structuring Advisor

Citigroup

J.P. Morgan